UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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RADIANT SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 16, 2010

Dear Shareholder:

This year’s annual meeting of shareholders of Radiant Systems, Inc. will be held on Thursday, May 27, 2010 at 10:00 a.m., local time, at Radiant’s headquarters located at 3925 Brookside Parkway, Alpharetta, Georgia 30022. You are cordially invited to attend.

The notice of annual meeting and a proxy statement, which describe the formal business to be conducted at the annual meeting, follow this letter.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet or by signing, dating and returning the enclosed proxy card. If you decide to attend the annual meeting, you will be able to vote in person even if you have previously submitted your proxy. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders are important.

We look forward to seeing you at the annual meeting.

Very truly yours,

John Heyman
Chief Executive Officer

RADIANT SYSTEMS, INC.

3925 Brookside Parkway

Alpharetta, Georgia 30022

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 27, 2010

The annual meeting of shareholders of Radiant Systems, Inc. will be held on Thursday, May 27, 2010 at 10:00 a.m., local time, at our headquarters located at 3925 Brookside Parkway, Alpharetta, Georgia 30022, for the following purposes:

(1)	To elect three Class II directors to serve until the 2013 annual meeting of shareholders, and until their successors are elected and qualified. The board of directors recommends that shareholders vote for its nominees.

(2)	To approve an amendment to our Amended and Restated 2005 Long-Term Incentive Plan to increase the number of shares of common stock that may be issued under such plan from 4,500,000 to 5,900,000. The board of directors recommends that shareholders vote for the amendment.

(3)	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the 2010 fiscal year. The board of directors recommends that the shareholders vote for the appointment.

(4)	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on April 7, 2010 will be entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements of the annual meeting.

Shareholders are cordially invited to attend the annual meeting of shareholders. Whether or not you expect to attend the meeting in person, we urge you to vote your shares via the toll-free number or over the Internet. If you received a copy of the proxy by mail, you may sign, date and return the proxy in the envelope provided. If you attend the annual meeting, you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors,

John Heyman
Chief Executive Officer

Alpharetta, Georgia

April 16, 2010

PLEASE COMPLETE THE PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

RADIANT SYSTEMS, INC.

3925 Brookside Parkway

Alpharetta, Georgia 30022

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

MAY 27, 2010

PROXY STATEMENT

Unless the context indicates otherwise, all references in this proxy statement to “we,” “us” and “our” refer to Radiant Systems, Inc. and its subsidiaries.

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Radiant Systems, Inc. for its annual meeting of shareholders to be held on May 27, 2010, and any adjournments or postponements of such annual meeting, at the time and place and for the purposes set forth in the preceding notice of the annual meeting. The expense of this solicitation will be paid by us. In addition, our officers and regular employees, at no additional cost, may assist in soliciting proxies by telephone. In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each shareholder of record, we are furnishing proxy materials to our shareholders on the Internet. If you have received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials is first being sent to shareholders on or about April 16, 2010. The proxy statement and the accompanying proxy are first being made available to shareholders on or about April 16, 2010. The address of our principal executive offices is 3925 Brookside Parkway, Alpharetta, Georgia 30022.

Our board of directors has designated Alon Goren and John H. Heyman, and each or either of them, as proxies to vote the shares of our common stock solicited on behalf of our board of directors. Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the annual meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the annual meeting by delivering to our Corporate Secretary an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies that are returned properly executed and not revoked will be voted in accordance with the shareholder’s directions specified in such proxy. If you hold your shares in a bank or brokerage account and do not provide voting instructions on a “non-routine” proposal, including the election of directors, within ten days of the annual meeting, the bank or broker may not vote your shares on such proposal. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates, but will be counted as present for the purpose of determining the presence of a quorum for the transaction of business. If a quorum is present, under applicable state law and our bylaws, abstentions and broker non-votes will have no effect on the outcome of the voting for any matters described in this proxy statement. A majority of our outstanding shares of common stock will constitute a quorum for the transaction of business at the annual meeting.

The record of shareholders entitled to notice of, and to vote at, the annual meeting was taken on April 7, 2010. On that date, we had outstanding and entitled to vote 33,878,409 shares of common stock. Each outstanding share of common stock entitled to vote is entitled to one vote upon each matter submitted to a vote at any meeting of shareholders. All elections shall be determined by a plurality of the votes cast. The amendment to our Amended and Restated 2005 Long-Term Incentive Plan will be approved if a quorum exists and a majority of the total votes cast on the proposal are voted in favor of it. The ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the 2010 fiscal year will be approved if a quorum exists and the number of votes cast in favor of such proposal exceeds the number of votes cast against such proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 7, 2010 by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, each of our directors, each of our director nominees, each of our named executive officers, and all of our directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Shares Outstanding
Alon Goren (2)	4,656,891	(3)	13.75%
John H. Heyman	1,037,970	(4)	3.06%
Andrew S. Heyman	522,267	(5)	1.54%
Mark E. Haidet	182,524	(6)	*
Carlyle Taylor	284,665	(7)	*
James S. Balloun	126,436	(8)	*
William A. Clement, Jr.	75,567	(9)	*
J. Alexander M. Douglas, Jr.	110,967	(10)	*
Michael Z. Kay	115,967	(1 1 )	*
Donna A. Lee	57,567	(1 2 )	*
BlackRock, Inc.	2,134,334	(1 3)	6.30%
FMR LLC	2,724,677	(1 4)	8.04%
North Pointe Capital, LLC	2,088,158	(15)	6.16%
All directors and executive officers as a group (10 persons)	7,170,821	(16)	21.17%

*	Less than 1% of outstanding shares.
(1)	“Beneficial ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both, and also includes options that are exercisable within 60 days of April 7, 2010. Unless otherwise indicated, all of the listed persons have sole voting and investment power over the shares listed opposite their names. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, referred to in this proxy statement as the Exchange Act. Pursuant to the rules of the Securities and Exchange Commission, referred to in this proxy statement as the SEC, certain shares of our common stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	The business address of Alon Goren is 3925 Brookside Parkway, Alpharetta, Georgia 30022.
(3)	Includes 283,560 shares subject to stock options that are currently exercisable. Includes 450,000 shares pledged as security.
(4)	Includes 721,577 shares subject to stock options that are currently exercisable.
(5)	Includes 428,848 shares subject to stock options that are currently exercisable.
(6)	Includes 123,336 shares subject to stock options that are currently exercisable.
(7)	Includes 210,955 shares subject to stock options that are currently exercisable.
(8)	Includes 84,650 shares subject to stock options that are currently exercisable.
(9)	Includes 61,250 shares subject to stock options that are currently exercisable.
(10)	Includes 94,650 shares subject to stock options that are currently exercisable.
(11)	Includes 99,650 shares subject to stock options that are currently exercisable.
(12)	Includes 41,250 shares subject to stock options that are currently exercisable.
(13)

Based on a Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc. We make no representation as to the accuracy or completeness of the information reported. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(14)	Based on a Schedule 13G filed with the SEC on February 16, 2010 by FMR LLC. We make no representation as to the accuracy or completeness of the information reported. The addess of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.
(15)	Based on a Schedule 13G filed with the SEC on April 7, 2010 by NorthPointe Capital, LLC. We make no representation as to the accuracy or completeness of the information reported. The address of NorthPointe Capital, LLC is 101 W. Big Beaver, Suite 745, Troy, Michigan 48084.
(16)	Includes 2,149,726 shares subject to stock options that are currently exercisable.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors consists of seven directors, divided into three classes, with the members of each class serving for staggered three-year terms. The terms of the three Class II directors, James S. Balloun, John H. Heyman and Donna A. Lee, will expire at the annual meeting, and each of these directors has been nominated for reelection for a term expiring at our 2013 annual meeting of shareholders. Our board of directors recommends that you vote “for” the election of these nominees.

Each of the nominees has consented to being named in this proxy statement and to serve as one of our directors if elected. In the event that any director nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by our board of directors, but in no event will the proxy be voted for more than three nominees. The affirmative vote of a plurality of all votes cast at the meeting is required for the election of the three director nominees standing for election. We have no reason to believe that any director nominee will not serve if elected.

The following persons have been nominated for election to our board of directors as Class II directors to succeed themselves for a term of three years, expiring at the 2013 annual meeting of shareholders, and until their successors are elected and qualified:

James S. Balloun, age 71, retired as Chairman and Chief Executive Officer of Acuity Brands, Inc. on September 1, 2004, having served in those positions since November 2001. He is the former Chairman, President and Chief Executive Officer of National Service Industries, where he led the company for five years prior to the spin-off of Acuity Brands, Inc. in November 2001. Acuity Brands was a $2 billion manufacturer of lighting fixtures and cleaning chemicals. Mr. Balloun served as a Director of McKinsey & Company, Inc. from 1976 until 1996. Mr. Balloun received an M.B.A. from Harvard Business School in 1965. He also holds a B.S. degree in industrial engineering from Iowa State University, 1960. Mr. Balloun has been one of our directors since April 1997. Mr. Balloun is a director of Invesco Mortgage Capital Inc., Unisen, Inc. and Enzymatic Deinking Technologies, and a former director of Georgia-Pacific Corporation and Wachovia Corporation.

As a member of our board of directors, Mr. Balloun brings extensive experience by virtue of his senior executive positions across a variety of industries and geographic areas, and possesses comprehensive knowledge, experience and skills that are particularly valuable to us in connection with our strategic planning and acquisitions, including assisting us with the successful integration of acquisitions.

John H. Heyman, age 48, has served as our Chief Executive Officer since January 2002 and as one of our directors since June 1996. Mr. Heyman served as our Chief Financial Officer from September 1995 to January 2003 and as our Executive Vice President from September 1995 to December 2001. Mr. Heyman served as Vice President and Chief Financial Officer of Phoenix Communications, Inc., a commercial printer, from March 1991 to August 1995. From 1989 to 1991, Mr. Heyman served as Vice President—Acquisitions of Forsch Corporation, a diversified manufacturing company. From 1983 to 1987, Mr. Heyman served in a variety of capacities with Arthur Andersen LLP, where he worked primarily with middle market companies and technology firms. Mr. Heyman received an MBA from Harvard Business School and a BBA degree in accounting from the University of Georgia. He is the brother of Andrew S. Heyman, one of our executive officers.

As a member of our board of directors, Mr. Heyman, as our Chief Executive Officer, has first hand knowledge of all aspects of our business and daily operations; thus Mr. Heyman is essential to the board’s management of our Company. Mr. Heyman brings the strategic vision for the Company to the board, which serves as a framework for and enriches our board of director discussions, and is an insightful and constructive leader capable of effectively synthesizing and responding to the board’s guidance and directions.

Donna A. Lee, age 55, retired as Chief Marketing Officer, Business Markets of BellSouth Corp. in January 2007, having served in that position since December 2000, where she was responsible for marketing, product management, strategic pricing, sales operation and information technology for business markets. Ms. Lee began her career with AT&T

Inc. in June 1976 and held a variety of engineering, operations and sales/marketing assignments until being named a company officer in 1993. Ms. Lee holds an M.B.A. from Georgia State University and a B.S. in mathematics from Mary Washington College, and has completed the Advancement Management Program at Harvard University. Ms. Lee has been one of our directors since March 2007.

As a member of our board of directors, Ms. Lee, through her long career with Bell South and AT&T, possesses extensive marketing and operational experience, knowledge and skills that are particularly valuable to us in the development and implementation of our sales and marketing efforts, as well as our strategic planning.

Each of the following persons is a member of the board of directors who is not standing for election to the board of directors this year and whose term will continue after the 2010 annual meeting of shareholders.

Class III Directors, serving for a term expiring at the 2011 annual meeting of shareholders:

J. Alexander M. Douglas, Jr., age 48, has served as President of Coca-Cola North America – The Coca-Cola Company since September 2006 and is a member of its Executive Committee. Mr. Douglas was, from January 2003 until September 2006, the Chief Customer & Commercial Officer and a Senior Vice President of The Coca-Cola Company. He joined the Coca-Cola Company in January 1988 as district sales manager in Coca-Cola Fountain, USA and held a variety of positions with increasing responsibility. In 1994, he was named Vice President for CCE Sales & Marketing Group, and in 1998 his responsibilities expanded to include the entire North American Field Sales & Marketing Groups. Mr. Douglas graduated from the University of Virginia in 1983 and began his career at The Procter & Gamble Company where he worked in a variety of sales and sales management positions. Mr. Douglas has been one of our directors since August 2001.

As a member of our board of directors, Mr. Douglas’s extensive career with The Coca-Cola Company makes Mr. Douglas an expert in all aspects of the convenience store and restaurant industries. Mr. Douglas has broad and in-depth knowledge of the trends, top management and customer base in these industries, which is very valuable to us in our business development, customer relations and strategic planning.

Michael Z. Kay, age 70, served as Chairman of the Board of Magnatrax Corporation, a supplier of engineered products for construction industries, from September 2001 to 2004, and is now retired. From September 1991 to September 2001, Mr. Kay served as President and Chief Executive Officer of LSG Sky Chefs, the world’s largest in-flight catering alliance. Mr. Kay served as Executive Vice President and Management Consultant of Charter Medical Corporation from May 1990 to May 1991. From 1964 to 1991, Mr. Kay held management positions within the hotel and hospitality industry with several organizations, including Portman Hotel Company, Omni International Hotels, Ltd., and Americana Hotels, Inc. Mr. Kay has been one of our directors since April 2002.

As a member of our board of directors, Mr. Kay, through his senior executive positions in the hospitality and food service industries, brings extensive experience, knowledge and skills in operations management which are very valuable to us as we strive to continually improve our operations and profitability. Mr. Kay is also very experienced in understanding and implementing strategic growth, both organically and through acquisitions.

Class I Directors, serving for a term expiring at the 2012 annual meeting of shareholders:

William A. Clement, Jr., age 67, was elected President and CEO of the Atlanta Life Financial Group, Inc. in June 2008. Founded in 1905, Atlanta Life Financial Group, Inc. is a privately-held financial services company. Mr. Clement served as the Chairman and CEO of DOBBS, RAM & Company from 1988 to 2008, and now serves as its non-Executive Chairman of the Board of Directors. Appointed by President Carter, Mr. Clement served as the Associate Administrator of the U.S. Small Business Administration in Washington, D.C. during the Carter Administration. Mr. Clement has served as the Vice President and Senior Loan Officer of the Citizens Trust Bank, Atlanta, Georgia. Mr. Clement received his BA from Morehouse College and his MBA from the Wharton Business School at the University of Pennsylvania. Mr. Clement has served as one of our directors since April 2005. He is a board member of TRX, Inc. and a former board member of the National Cooperative Bank, Washington, D.C.

As a member of our board of directors, Mr. Clement’s extensive professional experience in banking, investment banking and finance are very valuable to us, particularly with respect to his service as Chairman of our audit committee and in assisting us with our financial compliance and corporate governance matters.

Alon Goren, age 44, has served as Chairman of our board of directors and as our Chief Technology Officer since our inception in 1985. Mr. Goren became sole Chairman of our board of directors in January 2004. Mr. Goren has a B.S. in Computer Systems Engineering from Rensselaer Polytechnic Institute.

As a member of our board of directors, Mr. Goren, as our Chairman and Chief Technology Officer, one of our Company’s founders and our largest shareholder, possesses essential technical knowledge, strategic vision and vast understanding of our industry. Mr. Goren also has the greatest historical knowledge of our Company’s business and the ability to apply our technology to advance our business.

PROPOSAL 2

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN

On March 25, 2010, our board of directors adopted, subject to shareholder approval, an amendment to our Amended and Restated 2005 Long-Term Incentive Plan, referred to in this proxy statement as the 2005 Plan and attached hereto as Appendix B, to increase the number of shares of our common stock that may be issued under the 2005 Plan from 4,500,000 to 5,900,000. The amendment to the 2005 Plan will become effective upon shareholder approval. The amount and structure of the proposal for additional shares is intended to provide maximum flexibility to our Compensation Committee in determining the form and mix of equity awards to be granted in the future. Our board of directors recommends that you vote “for” the amendment to the 2005 Plan attached hereto as Appendix A.

Amendment of 2005 Plan

On March 25, 2010, our board of directors adopted amendments to the 2005 Plan. The following amendments were approved and became effective upon board of director approval:

•	to clarify that shares that have been tendered or withheld upon the exercise of an option to satisfy the payment of the exercise price may not be added back to the share pool under the 2005 Plan;

•

to clarify that shares that have been tendered or withheld upon the exercise of an option or stock appreciation rights to satisfy any applicable tax withholding may not be added back to the share pool under the 2005 Plan; and

•	to increase the maximum total number of shares of restricted stock, performance units and phantom stock that may be granted at full value from 1,000,000 to 2,500,000.

Types of Awards Under the 2005 Plan

The 2005 Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance units and phantom stock.

Shares Subject to the 2005 Plan

The 2005 Plan currently provides that the maximum number of shares of our common stock available for awards is 4,500,000. The maximum number of shares of common stock with respect to which stock options and stock appreciation rights may be granted in any calendar year to any participant under the 2005 Plan is 250,000. Our board of directors recommends that the number of shares that may be issued be increased from 4,500,000 to 5,900,000. The proposed increase in the number of authorized shares would ensure uninterrupted continuation of our equity compensation awards programs for our directors, officers and employees. If this proposal is approved, all of the additional 1,400,000 shares and 110,593 of the shares remaining available for grant under the 2005 Plan can be issued as full value awards, and 151,407 of the shares remaining available for grant under the 2005 Plan can only be issued as stock options and stock appreciation rights. A full value award is one for which the participant receives the full market value of the stock when it vests so that the participant does not have to pay a purchase price. On April 7, 2010, the closing price of our common stock was $13.59 per share. For information on the current shares available for grant and options and awards outstanding under the 2005 Plan, see “Executive Compensation – Securities Authorized for Issuance Under Equity Compensation Plans” on page 32.

Administration of the 2005 Plan

The 2005 Plan is administered by the compensation committee of our board of directors. Subject to the provisions of the 2005 Plan, our compensation committee has the authority to determine, among other things, the individuals to whom awards shall be granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each award, and the form of the award to be granted.

Persons Eligible to Participate in the 2005 Plan

Awards may be granted to our directors and employees and to the directors and employees of our subsidiaries. Only our employees, however, are eligible to receive incentive stock options. In making awards to participants, our compensation committee takes into account the duties of the respective participants and such other factors as our compensation committee deems relevant in connection with accomplishing the purposes of the 2005 Plan. Although all of our executive and non-executive officers, employees and directors are eligible for awards under the 2005 Plan, it is not possible at this time to predict the benefits and amounts that will actually be received by all individual participants or groups of participants in the future.

Incentive Awards

All Awards. Each award granted under the 2005 Plan will be represented by an agreement in a form approved by our compensation committee. The award agreement will be subject to and will incorporate the terms and conditions required under the 2005 Plan or as required by our compensation committee for the form of the award granted and such other terms and conditions as our compensation committee may specify.

Stock Options. The 2005 Plan authorizes our compensation committee to grant options to purchase shares of common stock to our eligible employees and non-employee directors and to eligible employees and non-employee directors of our subsidiaries, and to grant incentive stock options to purchase shares of common stock to our eligible employees.

The exercise price of stock options granted under the 2005 Plan will be determined by our compensation committee, but may not be less than the fair market value (as defined in the 2005 Plan) per share of our common stock on the date of the grant of the option (or, in the case of certain incentive stock options as described below, 110% of fair market value).

Stock options may be exercised in whole or in part by the option holder, but in no event later than seven years from the date of the grant. Any incentive stock option granted under the 2005 Plan to a participant who owns directly or indirectly (under applicable ownership attribution rules) more than 10% of the total combined voting power of all classes of our stock or the stock of any of our subsidiaries may not be purchased at a price less than 110% of the market price on the day the option is granted, and no such option may be exercised more than five years from the date of grant.

The purchase price for the shares may be paid in cash, shares of our common stock owned by the participant for more than six months, by withholding shares of common stock issuable upon exercise of the stock option, by offsetting compensation due or accrued for services rendered, by a same-day sale commitment, by a margin commitment, by a combination of the above or by another method acceptable to our compensation committee, in each case, as determined by our compensation committee and set forth in the applicable award agreement.

Stock options granted under the 2005 Plan are exercisable during the lifetime of the participant only by the participant. All stock options granted under the 2005 Plan are non-transferable except by will or under the laws of descent and distribution.

In the event of a change in control (as defined in the 2005 Plan), under certain conditions, all stock options outstanding under the 2005 Plan and not previously exercisable will become fully exercisable.

Stock Appreciation Rights. Upon exercise of a stock appreciation right, a participant will be entitled to receive an amount in cash or shares of common stock or a combination thereof equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the fair market value of one share of common stock on the date of grant (as set forth in the applicable award agreement), multiplied by the number of shares in respect of which the stock appreciation right is exercised. Any shares of stock reserved but not required for such exercise will be cancelled and will not be added back into the total shares available for awards under the 2005 Plan. Stock appreciation rights may be exercised in whole or in part by a participant, but in no event later than seven years from the date of grant.

In the event of a change in control (as defined in the 2005 Plan), under certain conditions, all stock appreciation rights outstanding under the 2005 Plan and not previously exercisable and vested will become fully exercisable and vested.

Performance Units. In granting performance units, our compensation committee will determine a performance period of one or more years and will determine the performance objectives for grants of performance units. Performance objectives may vary from participant to participant and between groups of participants and may be based upon such criteria or combination of factors as our compensation committee may deem appropriate and which are set forth in the 2005 Plan. Performance units may be paid in cash or shares of common stock or a combination thereof.

At the beginning of a performance period, our compensation committee will determine for each participant eligible for performance units the amount of the award (which may be fixed or may vary in accordance with the applicable performance goals) that will be paid as an award if the relevant measure of performance for the performance period is met.

In the event of a change in control (as defined in the 2005 Plan), under certain conditions, all rights to receive any performance units will become fully vested.

Restricted Stock. Restricted stock granted under the 2005 Plan will be subject to a restriction period (after which restrictions shall lapse) commencing on the date of grant of the award and ending on such date or upon the achievement of such performance or other criteria as our compensation committee shall determine.

Except as otherwise provided in the 2005 Plan, no shares of restricted stock may be sold, exchanged, transferred, pledged or otherwise disposed of during the restriction period. Our compensation committee may require certificates for restricted stock delivered under the 2005 Plan to be held in custody by a bank or other institution or by us until the restriction period expires or the restrictions thereon otherwise lapse. In addition, our compensation committee may require the recipient to deliver a stock power of attorney endorsed in blank relating to the restricted stock as a condition of receipt of restricted stock. If the participant ceases to be employed by or to provide services to us before the end of the restriction period, the restricted stock may be forfeited.

In the event of a change in control (as defined in the 2005 Plan), under certain conditions, the restriction period applicable to any restricted stock granted under the 2005 Plan will end, and all shares of restricted stock will become fully vested.

Phantom Stock. For each share of phantom stock awarded under the 2005 Plan, a participant is entitled to receive an amount in cash and/or shares of common stock equal in value to the fair market value of one share of common stock at the applicable date or upon the occurrence of an applicable event as specified in the award agreement.

Amendment and Termination of the 2005 Plan

With respect to any shares of common stock at the time not subject to an award, our board of directors may at any time terminate, modify or amend the 2005 Plan in any respect, provided always that no such termination, modification or amendment shall terminate any outstanding award previously granted under the 2005 Plan (unless we are liquidated or dissolved) and no modification or amendment shall be made absent the approval of our shareholders to: (1) increase the total number of shares which may be issued or delivered under the 2005 Plan; (2) make any change in the class of individuals eligible to receive awards; (3) extend the period set forth in the 2005 Plan during which awards may be granted; or (4) make any changes that require shareholder approval under the rules and regulations of any securities exchange on which our common stock is traded. Our board of directors may also suspend the granting of awards pursuant to the 2005 Plan at any time and may terminate the 2005 Plan at any time; provided, however, no such suspension or termination shall modify or amend any award granted before such suspension or termination unless the affected participant consents in writing to such modification or amendment or we are dissolved or liquidated. Except in connection with a corporate transaction involving us (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without stockholder approval.

Federal Income Tax Consequences

Incentive Stock Options. All incentive stock options granted or to be granted under the 2005 Plan are intended to be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended and referred to in this proxy statement as the Code.

Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor the issuer of such option will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the common stock acquired upon exercise of his or her incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his or her exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount generally equal to the lesser of: (1) gain on the sale or other disposition; or (2) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition. In addition, the exercise of an incentive stock option may subject the optionee to alternative minimum tax.

The foregoing discussion and the reference to capital gain or loss treatment assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for us.

The 2005 Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to exercise of an incentive stock option by transferring to us other shares of our common stock owned by the optionee, and Section 422 of the Code provides that an option will continue to be treated as an incentive stock option if it is exercised in such manner. Accordingly, except as noted below with respect to certain “statutory option stock,” an optionee who exercises an incentive stock option in whole or in part in such manner will not recognize any gain or loss upon such exercise. The optionee’s basis in the number of new shares so acquired that is equal to the number of shares surrendered will be equal to the optionee’s cost basis in the shares surrendered. The optionee’s basis in the additional number of new shares received will be zero plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid.

Section 424(c)(3) of the Code provides that if “statutory option stock” is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. The optionee’s basis in the number of new shares so acquired that is equal to the number of shares surrendered will be equal to the optionee’s cost basis in the shares surrendered plus the amount of ordinary income recognized. The optionee’s basis in the additional number of new shares received will be zero plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

In general, an option granted under the 2005 Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the “new option” is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a non-qualified stock option. In addition, the aggregate fair market value (determined at the time the option was granted) of the shares with respect to which incentive stock options granted under the 2005 Plan are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. Any excess over such amount will be deemed to be related to and part of a non-qualified stock option.

Non-Qualified Stock Options. All options granted under the 2005 Plan that do not qualify as incentive stock options are non-qualified stock options not entitled to special tax treatment under Section 422 of the Code. A participant in the 2005 Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. However, under the applicable Treasury Regulations, the non-qualified stock options issued under the 2005 Plan will not have a readily ascertainable fair market value unless, at the time such options are granted, similar options of the company are actively traded on an established market. We will not have any such actively traded options in the foreseeable future.

Upon the exercise of a non-qualified option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. The optionee’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a non-qualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a non-qualified stock option, the difference between the sale price and the optionee’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at the time of their disposition. We will not be entitled to an income tax deduction with respect to the grant of a non-qualified stock option or the sale of stock acquired pursuant to such grant. We generally will be permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-qualified stock option.

The 2005 Plan permits our compensation committee to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-statutory option by transferring to us other shares of our common stock owned by the optionee. If an optionee exchanges previously acquired common stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price. Thus, the optionee’s basis in the number of new shares so acquired that is equal to the number of shares surrendered will be equal to the optionee’s cost basis in the shares surrendered. The optionee’s basis in the additional number of new shares received will be equal to the amount of ordinary compensation income recognized as the result of the exercise of the option plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid.

Stock Appreciation Rights, Performance Units and Phantom Stock. On the exercise of a stock appreciation right or upon the receipt of cash or common stock with respect to a performance unit or a share of phantom stock, the participant will recognize taxable ordinary income in an amount equal to the sum of the cash and the fair market value of the stock (determined as of the date of exercise of the stock appreciation right or the date of receipt of cash or common stock with respect to the performance unit or phantom stock, whichever is applicable), if any, received. A 2005 Plan participant will not recognize a loss on the termination of an unexercised stock appreciation right, performance unit or share of phantom stock received under the 2005 Plan.

Restricted Stock. Generally, and except as noted below, the grant of restricted stock is not taxable at the time of the grant. Instead, at the time restricted stock vests or becomes transferable free of a substantial risk of forfeiture, a participant will recognize ordinary income equal to (1) the excess of the fair market value of such restricted stock on the date the shares vest or become transferrable over (2) the price, if any, paid for such restricted stock. An employee may, however, elect to recognize income as of the date of grant of the restricted stock, in an amount equal to (1) the excess of the fair market value of the restricted stock on the date of grant over (2) the price, if any, paid for the restricted stock. If such an election is made, no additional income will be recognized at the time the stock vests or becomes transferable. In the event of a subsequent forfeiture of the shares, an employee making such an election may be able to recognize a capital loss with respect to the amount, if any, paid for such restricted stock, but only to the extent such amount exceeds the amount realized by such employee on such forfeiture. The employee will not be able to recognize a loss for tax purposes with respect to the excess of fair market value over the purchase price which was previously included in income. Dividends paid on the shares of restricted stock before they vest will be taxed to the participant either as additional compensation or, if the participant has made the election described above, as dividend income.

In most cases, the basis in shares acquired upon exercise of a non-qualified option or stock appreciation right, upon an award of restricted stock or upon payment with respect to shares of phantom stock will be equal to the fair market value of the shares on the employee’s income recognition date, and the holding period for determining gains and losses on a subsequent disposition of such shares will begin on such date.

As a general rule, we will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from awards granted under the 2005 Plan (including the recognition of ordinary income as the result of a holder of stock obtained through exercise of an incentive stock option disposing of such stock prior to the expiration of the required holding period), to the extent such income is considered reasonable compensation under the Code and generally provided that we comply with the reporting requirements applicable to the ordinary income recognized by the employee. We will not, however, be entitled to a deduction with respect to payments to employees that are contingent upon a change of control if such payments are deemed to constitute “excess parachute payments” pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section. In addition, such payment will subject the recipient to a 20% excise tax. We also may not be entitled to a deduction with respect to payments to certain employees to the extent that the total remuneration of such employee is found to be excessive under Section 162(m) of the Code.

General. The 2005 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

The preceding discussion is based upon federal tax laws and regulations in effect on the date of this document, which are subject to change, and upon an interpretation of the statutory provisions of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the Plan and does not purport to be a complete description of all federal income tax aspects of the Plan. Plan participants may also be subject to state and local taxes in connection with the grant or exercise of options, stock appreciation rights, performance units, restricted stock, phantom stock, or any combination thereof granted under the Plan and the sale or other disposition of shares acquired upon exercise of the options or otherwise received pursuant to the Plan. Individuals receiving a grant of options, stock appreciation rights, performance units, restricted stock, phantom stock, or any combination thereof should consult with their personal tax advisor regarding federal, state and local consequences to them of participating in the Plan.

Impact of Section 409A of the Internal Revenue Code

The tax consequences described above under “Federal Income Tax Consequences” may be impacted by the Congress’ adoption of Section 409A of the Code, which became effective January 1, 2005 and generally applies to (1) all awards granted after December 31, 2004, and (2) the portion of any awards granted prior to January 1, 2005 which had not yet vested as of December 31, 2004. If an award violates Section 409A of the Code, the affected participant’s award and all similar awards of the affected participant made under our other similar plans or arrangements, plus related earnings on such awards, for that year and all preceding years, will be includible in the participant’s gross income to the extent the amounts are not subject to a substantial risk of forfeiture. In addition, the participant will be charged interest (generally from the date that the award vests) at the Internal Revenue Service underpayment rate plus one percent, plus an additional tax equal to 20% of the compensation that is required to be included in gross income. As of December 31, 2008 plans were required to be amended to comply with Section 409A of the Code.

The terms of the 2005 Plan are intended to comply with the requirements of Section 409A of the Code. However, the statutory language of Section 409A of the Code is somewhat ambiguous, and the proper application of certain of its provisions is currently unclear despite the issuance of final regulations by the Treasury. The Treasury has indicated that it intends to issue additional guidance in the future to further clarify the application of Section 409A of the Code. We intend to amend the 2005 Plan, if and as necessary, to conform its provisions to the requirements of Section 409A of the Code as clarified in such additional guidance.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP

Deloitte & Touche LLP served as our independent auditors for the fiscal year ended December 31, 2009 and has been selected to serve as our independent auditors for the 2010 fiscal year. Our audit committee proposes that shareholders ratify this selection at the annual meeting of shareholders. Management is not aware that such firm nor any of its members or associates has or has had during the past year any financial interest in us, direct or indirect, or any relationship with us other than in connection with their professional engagement.

Shareholder ratification of this appointment is not required. Management has submitted this matter to the shareholders because it believes the shareholders’ views on the matter should be considered, and if the proposal is not approved, management may reconsider the appointment. Representatives of Deloitte & Touche LLP are not expected to be present at the annual meeting. Our board of directors recommends that you vote “for” the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the 2010 fiscal year.

Principal Accountant Fees and Services

The following table shows the aggregate fees for professional services rendered to us by our independent auditors, Deloitte & Touche LLP, for the years ended December 31, 2009 and 2008. No fees were paid for tax services or any other services except as described below.

	2009	2008
Audit Fees (1)	$536,717	$649,138
Audit-Related Fees (2)	$25,200	$—
Tax Fees (3)	$30,083	$72,575
All Other Fees (4)	$—	$636,871
Total	$592,000	$1,358,584

(1)	Primarily includes fees related to audits of our financial statements; reviews of financial statements and disclosures in SEC filings; and comfort letters and consents.
(2)	Primarily includes fees related to accounting consultations and reviews of reports on Form 8-K.
(3)	Primarily includes fees related to research and development tax credit work and tax structure work.
(4)	Primarily includes fees related to transaction services.

Audit Committee Pre-Approval Policy

The services performed by our independent accountants in 2009 were pre-approved by our audit committee. Any requests for audit, audit-related, tax and other services must be submitted to our audit committee for specific pre-approval. Normally, pre-approval is considered at regularly scheduled meetings.

CORPORATE GOVERNANCE AND BOARD MATTERS

Leadership Structure of the Board of Directors

Our board of directors is led by our Chairman, Alon Goren, who is one of our founders and also serves as our Chief Technology Officer. Although we have not formally designated a lead independent director, James S. Balloun acts as our lead independent director. Mr. Balloun conducts the executive sessions of the independent directors, and thereafter meets with our Chief Executive Officer to report on relevant discussions. Mr. Balloun also arranges for our Chief Executive Officer to meet periodically with our full board of directors to respond to board direction and guidance. Given Alon Goren’s long history with us, the length of time that Mr. Balloun has served on our board of directors and the relatively small size of our board of directors, we believe this board leadership structure best serves our needs and the needs of our shareholders.

Meetings of the Board of Directors

Our board of directors held five meetings during the fiscal year ended December 31, 2009. Each director attended at least 75% or more of the aggregate number of meetings held by our board of directors and the committees on which he or she served. We do not have a policy regarding attendance of directors at annual meetings; however, two members of our board of directors attended our 2009 annual meeting of shareholders.

Board Independence

Our board of directors has determined that James S. Balloun, J. Alexander M. Douglas, Jr., Michael Z. Kay, William Clement, Jr. and Donna A. Lee qualify as independent directors under the rules applicable to companies listed on The NASDAQ Stock Market, referred to in this proxy statement as NASDAQ.

Shareholder Communications with the Board of Directors

Our board of directors has implemented a process for shareholders to send communications to our board of directors, and to specific individual directors. Any shareholder desiring to communicate with our board of directors, or with specific individual directors, may do so by writing to our Corporate Secretary at 3925 Brookside Parkway, Alpharetta, Georgia 30022. Our Corporate Secretary will promptly forward all such communications to our board of directors or such individual directors, as applicable.

Committees of the Board of Directors

Our board of directors has three standing committees – the audit committee, the compensation committee, and the nominating and corporate governance committee. Each of our committees operates pursuant to a written charter which, as in effect from time to time, may be found on our website at www.radiantsystems.com. Each of the committees is composed solely of independent directors, consistent with the independence standards defined by the SEC and NASDAQ. Each committee has the right to retain its own legal and other advisors.

Audit Committee

Our audit committee presently consists of William A. Clement, Jr., as Chairman, Michael Z. Kay and Donna A. Lee. Our audit committee has been assigned the principal function of reviewing our internal and external financial reporting, reviewing the scope of the independent audit, and considering comments by the auditors regarding internal controls and accounting procedures and management’s response to these comments. Our audit committee held four meetings during 2009. Our board of directors has determined that William A. Clement, Jr. and Michael Z. Kay qualify as “audit committee financial experts,” as defined in the applicable rules of the SEC.

Compensation Committee

Our compensation committee presently consists of Michael Z. Kay, as Chairman, James S. Balloun and J. Alexander M. Douglas, Jr. Our compensation committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management, and administering and granting awards under our equity incentive plans. Our compensation committee held four meetings during 2009. Our compensation committee is responsible for reviewing salary recommendations for our executives and then approving such recommendations with any modifications it deems appropriate. The independent members of our board of directors are then responsible for approving such salary recommendations with any modifications they deem appropriate. The annual salary recommendations for our named executive officers are made by our Executive Vice President of Human Resources. Our compensation committee also has the sole authority to retain and terminate any compensation consultant used to assist in the development and/or analysis of our compensation programs and to approve such consultant’s fees and other retention terms. See “Compensation Discussion and Analysis,” the “Compensation Committee Report,” and our compensation committee charter available on our website at www.radiantsystems.com for further information with respect to our compensation committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee presently consists of James S. Balloun, as Chairman, J. Alexander M. Douglas, Jr. and William A. Clement, Jr. Our nominating and corporate governance committee held no formal meetings during 2009, but they frequently conferred on an informal basis for the purpose of identifying and evaluating potential candidates. The nominating and corporate governance committee nominated the individuals who are standing for election at the 2010 annual meeting at a meeting of our board of directors held on March 25, 2010. The responsibilities of the committee are to establish qualification standards for director nominees, to assist our board of directors in identifying individuals qualified to become members of our board of directors and to nominate individuals for election to our board of directors.

Our nominating and corporate governance committee evaluates and considers desired skills and attributes in identifying director candidates, including applicable legal and regulatory definitions of independence, as well as other considerations including diversity (meaning diversity in a broad sense, including age, skills, background, gender, race and experience), personal integrity and judgment, prominence in their profession, concern for the interest of the shareholders, the number of other public companies for which the person serves as a director and the availability of the person’s time and commitment to us, and our current state, all in the context of the needs of our board of directors at that point in time. Our nominating and corporate governance committee evaluates all of the above skills and attributes, including diversity, in the context of our existing members in order to achieve an overall balanced board. The committee applies the same standards in considering director candidates recommended by the shareholders as it applies to other candidates. See “Shareholder Nominations” for information with regard to the consideration of any director candidates recommended by security holders.

Role in Risk Oversight

Historically, our audit committee has administered our board of directors’ risk oversight function, although the board intends to analyze further the risk oversight function, and may modify how risk oversight is managed to a function of our full board of directors or to a separate risk oversight committee. Audit and audit-related risks are initially addressed by our audit committee, which reports to our full board of directors. The day-to-day risk management functions are performed by our Chief Financial Officer and Chief Technology Officer, who report directly to our Chief Executive Officer, and our data security specialist, who reports directly to our Chief Operating Officer. Our Chief Operating Officer reports directly to our Chief Executive Officer. Our Chief Executive Officer reports any risk-related incidents, other than audit or audit-related incidents, to our full board of directors.

Compensation Committee Interlocks and Insider Participation

Our compensation committee presently consists of James S. Balloun, J. Alexander M. Douglas, Jr. and Michael Z. Kay, as Chairman. None of the members of our compensation committee served as our officer or employee or as an officer or employee of any of our subsidiaries during 2009. There were no material transactions between us and any of the members of our compensation committee during 2009.

Shareholder Nominations

Any shareholder entitled to vote for the election of directors may nominate a person or persons for election as a director only if written notice of such shareholder’s intention to make any such nomination is given either by personal delivery or mailed by the United States mail, postage prepaid, certified and return receipt requested, to our Corporate Secretary not later than the later of (i) the close of business on the seventh calendar day following the date on which notice of the meeting of shareholders for the election of directors is first given to shareholders (any such notice of meeting of shareholders shall not be given earlier than the record date for the meeting of shareholders), and (ii) a date that is 90 days prior to the date of such meeting of shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee, and any other person or persons (naming such person or persons), pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by our board of directors; and (e) the consent of each nominee to serve as one of our directors if so elected.

Code of Ethics

We have adopted a code of ethics, which applies to our principal executive officer, principal financial officer and controller. This code of ethics is publicly available on our website at www.radiantsystems.com or upon request by writing to Radiant Systems, Inc., Attn: Investor Relations Director, 3925 Brookside Parkway, Alpharetta, Georgia 30022. If we make substantial amendments to the code of ethics or grant any waiver, including an implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K within four business days of such amendment or waiver.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the SEC reports of changes in ownership of our common stock held by such persons. Executive officers, directors and greater than 10% shareholders are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the fiscal year ended December 31, 2009, our executive officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them.

Although it is not our obligation to make filings pursuant to Section 16 of the Exchange Act, we have adopted a policy requiring all Section 16 reporting persons to report to our Chief Executive Officer prior to engaging in any transactions in our common stock.

Agreements with Employees

All of our domestic employees, including executive officers, are required to sign a confidentiality and non-solicitation agreement with us restricting the ability of the employee to compete with us during his or her employment, restricting solicitation of customers and employees following employment with us, and providing for ownership and assignment of intellectual property rights to us. Each agreement has an indefinite term, but the employee may terminate employment with us at any time.

EXECUTIVE OFFICERS

Our executive officers are as follows:

Name	Age	Position Held
Alon Goren	44	Chairman of the Board and Chief Technology Officer
John H. Heyman	48	Chief Executive Officer and Director
Mark E. Haidet	42	Chief Financial Officer
Andrew S. Heyman	46	Chief Operating Officer
Carlyle Taylor	56	President – Hardware Division

Executive officers are appointed by our board of directors and hold office at the pleasure of our board of directors. Executive officers devote their full time to our affairs. See “Election of Directors” for information with respect to Alon Goren and John H. Heyman.

Mark E. Haidet has served as our Chief Financial Officer since January 2003. Since joining us in 1997, Mr. Haidet has held the following key leadership positions: Global Solutions Director – Petroleum and Convenience Store Division, Vice President and Managing Director of Global Solutions – Petroleum and Convenience Store Division, Vice President and Managing Director – Hospitality Division, and Vice President of Finance. Prior to joining us, Mr. Haidet served as a management consultant with Andersen Business Consulting, focusing on finance re-engineering and corporate performance management from December 1992 to June 1997. Previously, Mr. Haidet was a certified public accountant with Arthur Andersen’s financial audit practice. He received a B.S. in accounting from Miami University, Ohio.

Andrew S. Heyman has served as our Chief Operating Officer since 2003. Since joining us in 1996, Mr. Heyman has held the following key leadership positions: President – Hospitality Division, Executive Vice President & President of Radiant Systems, Inc., Vice President – Convenience Store Division, and Managing Director of the Radiant Solutions Group. Mr. Heyman served as a senior manager with Accenture, formerly Andersen Consulting, from 1987 to December 1995. He holds a M.S. degree in computer information systems from Georgia State University and a B.B.A. in finance from the University of Georgia. He is the brother of John H. Heyman.

Carlyle Taylor has served as President of our Radiant Computer Products division since January 2004. Mr. Taylor served as our Executive Vice President from April 1998 to December 2003, and as our Vice President of Integration and Support from September 1995 to April 1998. He worked in various capacities in the retail information systems area with NCR Corporation (formerly, AT&T Global Information Solutions), a global technology company, from 1978 to September 1995, most recently as Assistant Vice President of the scanner business unit. Mr. Taylor received a B.S. in mathematics from North Carolina Wesleyan College.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Philosophy and Structure of Executive Compensation Program

We have developed a compensation philosophy that provides a structure for our compensation program. We believe that our compensation program should motivate and reward our named executive officers for achieving performance objectives, and provide our named executive officers with competitive compensation relative to companies of our size and in our industry. Through the use of base salary and short-term cash incentives to promote short-term profitability, and long-term equity incentives to promote long-term objectives, our compensation program ensures that the interests of our named executive officers and our shareholders are effectively aligned. Our compensation program is designed to achieve the following objectives:

•	create shareholder value;

•	attract, retain and motivate high-performing executives;

•	offer a compelling reward structure for our executives that provides the incentive to continue to expand their contributions to us; and

•	differentiate top performers and provide them with superior rewards for superior results.

Determining Named Executive Officer Compensation

A number of individuals and entities contribute to the process of reviewing and determining the compensation of our named executive officers:

•

Independent Members of Our Board of Directors – The independent members of our board of directors make the final determination regarding the annual compensation of our named executive officers after reviewing the recommendations of our compensation committee.

•

Compensation Committee – Our compensation committee consists of three directors, each of whom satisfies the applicable independence requirements of the Nasdaq Stock Market and any other regulatory requirements. Our compensation committee makes the final recommendation regarding the annual compensation of our named executive officers after reviewing the recommendations of the Executive Vice President of Human Resources. Additionally, the committee is responsible for administering our equity and nonequity incentive plans. The compensation committee charter is available on the company’s website at www.radiantsystems.com under the Corporate Governance section.

•

Chief Executive Officer – Our Chief Executive Officer evaluates the performance of the other named executive officers and reviews the recommendations of our Executive Vice President of Human Resources for reasonableness.

•

Executive Vice President – Human Resources – Our Executive Vice President of Human Resources provides our compensation committee with information regarding the market data used to help determine the compensation for our named executive officers and may work with our compensation consultant to make the initial recommendations for the annual compensation of our named executive officers.

•

Compensation Consultant – In the fall of 2009, our compensation committee engaged Pearl Meyer and Associates to work with our Executive Vice President of Human Resources to evaluate the structure and components of our executive officer compensation. Pearl Meyer and Associates reports to and is directed by our compensation committee.

Elements of Executive Compensation

We implement our compensation philosophy by providing what we believe to be the proper combination of the following three elements of compensation to our named executive officers: base salary, short-term cash incentives and long-term equity incentives. We believe that the appropriate level of compensation is a combination of what is competitive in the market for the position and what is appropriate for the individual employee. We consider a variety of factors in determining the appropriate compensation for each of our named executive officers, including total responsibility and the scope of the position held by the individual, overall experience and qualifications for the position, length of service with us, length of service in the industry, years in the current position with us, our financial and non-financial performance over the relevant period of time, and additional activities performed by the named executive officer which have an impact on our business.

In evaluating all elements of compensation, we also use two sources of market data – a national industry executive compensation survey, Radford Survey, and a peer review based on proxy data (for our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and President – Hardware division) to determine what is competitive in the market. For compensation paid in 2007, the following peer group was used: JDA Software Group, Inc., MICROS Systems, Inc., PAR Technology Corporation, Internet Security Systems, Inc., Manhattan Associates, Inc., S1 Corporation, KRONOS, Inc., MicroStrategy, Inc., MRO Software, Inc., Epicor Software Corporation and Verifone Holdings. Beginning with compensation paid in 2008, we added a number of companies to our peer group in order to replace some former peers that were acquired and to create a larger sample size. Peers were primarily chosen if they are technology companies with similar revenues; however, some companies were used because they are direct competitors, even if their revenues are significantly larger. In these cases, we balanced the peer group with companies whose revenues were significantly smaller than ours. The 2008 and 2009 peer list included JDA Software Group, Inc., MICROS Systems, Inc., PAR Technology Corp., Manhattan Associates, Inc., S1 Corporation, MicroStrategy, Inc., Epicor Software Corporation, Verifone Holdings, Inc., Agilysys, Inc., Ariba, Inc., Kenexa Corporation, Informatica Corporation, i2 Technologies, The Ultimate Software Group, Wind River Systems, SPSS, Inc., MSC Software Corporation, Progress Software Corporation and QAD, Inc.

In considering the relative weight that each element of compensation should have within the total compensation paid to our named executive officers, we have determined that the level of risk should increase with the level of responsibility. For our Chief Executive Officer and Chief Operating Officer, we target approximately 25% of total compensation to be in the form of base salary, 25% in the form of short-term cash incentives and 50% in the form of long-term equity incentives. For our Chief Financial Officer, Chief Technology Officer and President – Hardware division, we target approximately 35% to 40% of total compensation to be in the form of base salary, 25% to 30% in the form of short-term cash incentives, and 35% to 45% in the form of long-term equity incentives.

Cash Compensation

Base Salary

Our base salaries are designed to attract and retain high-performing executives. The base salary recommendations for our named executive officers are based on benchmark data from similar size companies in our industry and in our peer group, a review of the officers’ total compensation packages, and an assessment of their past performance and expected future performance. For comparisons to the marketplace, we compare our salaries with the 50th and 75th percentile. We believe that this is appropriate given our relatively strong financial performance in the past few years. The base salaries of our named executive officers are reviewed annually in conjunction with our performance review cycle, which typically occurs during the first quarter of each fiscal year. The primary factor used in determining annual salary adjustments is the officer’s performance; however, the officer’s position in our pay range is also considered. The table below shows base salary information for 2008 and 2009:

Name	Title	2008 Base Salary	2009 Base Salary
John Heyman	Chief Executive Officer	$475,000	$475,000
Alon Goren	Chairman & Chief Technology Officer	$300,000	$300,000
Andrew Heyman	Chief Operating Officer	$360,000	$360,000
Mark Haidet	Chief Financial Officer	$285,000	$285,000

Our decision not to increase the base salaries of our named executive officers in 2009 was aligned with our decision to manage our business conservatively in light of the declining global economic and market conditions.

Short-Term Cash Incentives

Our short-term cash incentive plans, or STIPs, are designed to give intensity, focus and discipline to the achievement of specific financial and operating results by basing additional compensation on achieving these results. They also serve to attract, retain and motivate senior management personnel and offer a compelling reward structure for our named executive officers. Additionally, we believe that our STIPs provide heightened flexibility to our compensation program, and achieve our objective of differentiating top performers by rewarding them with superior rewards for superior results. For comparisons to the marketplace, we compare our short-term cash incentives with the 50th and 75th percentile.

Our STIPs for our named executive officers are based on the officer’s achievement of certain performance levels, which are primarily tied to measures of our adjusted operating income. This is a non-GAAP measure that excludes amortization and stock based compensation expense. Our STIPs are designed with two performance levels: the expected performance level, which we refer to as “Budget,” and the aspirational performance level, which we refer to as “Target.” Budget represents the expected level of achievement and Target represents a higher, more challenging level of achievement. In order for the full potential bonus to be earned, Target must be achieved. Certain portions of the full potential bonus are paid in a proportionate fashion between Budget and Target. For example, if the actual performance level achieved is halfway between Budget and Target, the officer would receive 50% of that portion of the full potential bonus.

Our STIPs for our named executive officers, other than Alon Goren, for 2009 remained the same as the 2008 plans. Below are the terms of the STIPs for our named executive officers for the 2009 fiscal year:

•	John H. Heyman – Chief Executive Officer

•	Potential bonus = 100% of 2009 base salary

•	Performance measure = adjusted operating income

•	Payout calculation

•	67% paid on Budget

•	33% paid proportionately between Budget and Target

•	Payout timing

•	100% paid annually

•	Alon Goren – Chief Technology Officer

•	Potential bonus = 70% of 2009 base salary

•	Performance measure = adjusted operating income and other objectives as defined by our Chief Executive Officer

•	Payout calculation

•	67% paid on Operating Income Budget

•	33% paid on the achievement of other objectives as defined by our Chief Executive Officer, if Operating Income Budget is achieved

•	Payout timing

•	100% paid annually

•	Andrew S. Heyman – Chief Operating Officer

•	Potential bonus = 100% of 2009 base salary

•	Performance measure = adjusted operating income

•	Payout calculation

•	67% paid on Budget

•	33% paid proportionately between Budget and Target

•	Payout timing

•	100% paid annually

•	Mark E. Haidet – Chief Financial Officer

•	Potential bonus = 70% of 2009 base salary

•	Performance measure = adjusted operating income, specified costs as a percent of revenues and other objectives as defined by our Chief Executive Officer

•	Payout calculation

•	67% paid on Operating Income Budget

•

33% paid on specified costs as a percent of revenues budget (paid proportionately between Budget and Target) and the achievement of other objectives as defined by our Chief Executive Officer, if Operating Income Budget is achieved

•	Payout timing

•	100% paid annually

The Budgets are aligned with our 12-month operating plan and designed with the expectation that they will likely be achieved by our named executive officers. For the fiscal year ended December 31, 2007, each of our named executive officers achieved their Budget. For the fiscal year ended December 31, 2008, none of our named executive officers achieved their Budget, and therefore, no payments were made to such officers for 2008. For the fiscal year ended December 31, 2009, each of our named executive officers achieved their Budget.

The Targets are designed to be more difficult for our named executive officers to achieve and in order for the full incentive bonus to be earned, the Target must be achieved. For the fiscal years ended December 31, 2009, 2008 and 2007, none of our named executive officers achieved their Target, but for the fiscal year ended December 31, 2009, each of our named executive officers achieved a level of performance between Budget and Target.

For 2009, the short-term incentives paid to our named executive officers, which were approved by the independent members of our board of directors, were as follows:

Name	Job Title	2009 STI Potential	2009 STI Actual	Actual as % of Potential
John Heyman	Chief Executive Officer	$475,000	$347,905	73%
Alon Goren	Chairman & Chief Technology Officer	$210,000	$140,700	67%
Andrew Heyman	Chief Operating Officer	$360,000	$263,676	73%
Mark Haidet	Chief Financial Officer	$199,500	$199,500	100%

All members of senior management, approximately 85 individuals, are eligible to participate in our STIPs. All STIPs are reviewed annually during the first quarter of each fiscal year to ensure that the plans are aligned with our overall financial and operational objectives. In general, the awards are calculated and processed after year-end earnings are released and internal financial reports are published. Discretion cannot be, and has not been, exercised to award payments when relevant annual expected performance levels are not achieved by our named executive officers. Except as specified in our Senior Executive Change in Control Severance Plan, if a named executive officer’s employment is terminated, all future awards under the STIP are terminated. See “Executive Compensation – Senior Executive Change in Control Severance Plan” for a discussion of the terms of such plan. Our STIPs are “self-funding,” which means that all of the operating income performance levels include the cost of any short-term incentive awards. For additional information on our STIPs, see the “Grants of Plan-Based Awards Table” and the “Narrative Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table.”

Equity Compensation

Our long-term equity incentive plan is designed to motivate and reward our senior management team for increasing our shareholder value. Generally, we believe that providing our named executive officers with the opportunity to acquire significant stakes in our growth and prosperity through the grants of equity, will enable us to attract and retain executives with the outstanding management abilities and entrepreneurial spirit that are essential to our ongoing success. Furthermore, we believe this approach to compensation motivates our named executive officers to perform to their full potential and to continue to expand their contributions to us. We believe that dependence on equity for a significant portion of a named executive officer’s compensation more closely aligns such officer’s interests with those of our shareholders, since the ultimate value of such compensation is linked directly to stock price. Our long-term equity incentive plan is aligned with our three-year business strategy, which we believe provides necessary balance to our STIPs, which are aligned with our 12-month operating plan. Historically, our long-term equity incentive awards have been between the 50th and 75th percentile of the comparative market.

Awards under our 2005 Plan may consist of restricted stock, performance units, stock appreciation rights, incentive stock options, non-qualified stock options, phantom stock or any combination of the foregoing. We believe that the various awards available under the 2005 Plan give us greater flexibility to respond to market-competitive changes in equity compensation practices. Historically, we utilized non-qualified stock options as our primary equity award under the 2005 Plan; however, we annually consider the use of other equity awards that may provide a more efficient way to deliver the same value with less expense and less dilution. In the fall of 2007, we decided that beginning with the long-term equity compensation to be paid in the 2008 fiscal year, we would utilize restricted stock in addition to non-qualified stock options. There were several reasons for this change, including that the use of restricted stock:

•	has grown in the technology industry over the past few years;

•	results in less dilution since restricted stock requires fewer shares to deliver the same value as a stock option;

•	better balances risks and rewards; and

•	assists in retaining named executive officers because it has more tangible value.

However, we also felt that it was important that our named executive officers be rewarded for increasing the value of our common stock and, for this reason, we designed our long-term equity incentive plan such that the named executive officers historically received a greater percentage of their awards as non-qualified stock options as compared to other members of our senior management team. In fiscal year 2008, for each of our named executive officers, 75% of the award value was granted in the form of non-qualified stock options and 25% of the award value was granted in the form of restricted stock. We believed that this reflected the greater ability of our named executive officers to impact our overall performance, and held them accountable and rewarded them for increasing the value of our common stock for our shareholders. The number of shares that corresponded to the total award value for each named executive officer was based on the average closing price of our common stock for the five business days prior to and including the date of grant. In fiscal year 2009, for each of our named executive officers, 50% of the award value was granted in the form of non-qualified stock options and 50% of the award was granted in the form of restricted stock. By relying more heavily on restricted stock, we were able to use the current shares that we had available for issuance in a more conservative fashion. Although we intend to award long-term equity incentives generally between the 50th and 75th percentile of the comparative market, the awards in fiscal year 2009 were significantly below the 50th percentile and significantly below the awards granted in fiscal year 2008. See “Determining Equity Value for 2009” below for further information.

The 2005 Plan currently authorizes the issuance of up to 4,500,000 shares of our common stock, and the maximum number of stock options or stock appreciation rights that may be granted to any one employee in any calendar year is 250,000 shares. For additional information on the 2005 Plan, see “Proposal 2 – Approval of Amendment to Amended and Restated 2005 Long-Term Incentive Plan” and “Stock Option Plans – Amended and Restated 2005 Long-Term Incentive Plan.” All employees are eligible to participate in our long-term equity incentive plan, although at this point, we are only utilizing the 2005 Plan to compensate members of our senior management team. Awards to our named executive officers are typically granted annually for the prior year’s performance in conjunction with our performance review cycle. Historically, stock option awards have vested annually in three equal increments beginning 12 months from the date of grant, expired five years from the date of grant and had an exercise price equal to the fair market value on the date of grant. Beginning with the awards granted in fiscal year 2009, stock option awards expire seven years from the date of grant. The vesting schedule and determination of the exercise price remain the same. The restricted stock awards vest 100% on the third anniversary of the date of grant.

During the 2007, 2008 and 2009 fiscal years, our compensation committee recommended, and the independent members of our board of directors approved, awards for all of our named executive officers in March of 2007, 2008 and 2009, respectively.

Determining Equity Value for 2007

Grants of long-term incentive awards are generally based upon the level of the named executive officer’s position with us and an evaluation of the named executive officer’s performance during the prior fiscal year against our three-year strategic plan objectives. To determine a guideline for the potential number of options awarded to our named executive officers in the 2007 fiscal year, we utilized the “targeted value” approach, which directly tied the number of options granted to the expected value of our stock. First, we looked at market data to determine a guideline dollar value for the equity awards. For example, if companies in the 50th to 75th percentile were awarding options worth $10,000, our guideline dollar value for awards was $10,000. Second, we determined the targeted value per share, which is the amount per share by which we expected our stock price to increase over the next three years. The guideline dollar value was then divided by the targeted value per share to determine a guideline for the potential number of options to be awarded. Therefore, if the targeted value per share was $10, the guideline number of options to be issued was 1,000. For the awards granted in March of 2007, the guideline number of options was determined in the last quarter of 2006, and our compensation committee reviewed and approved the targeted value per share that was determined by our Chief Executive Officer and Chief Financial Officer.

To determine the actual number of options received by a named executive officer, we reviewed performance against certain strategic goals that were set at the beginning of the prior fiscal year for each named executive officer. The list of strategic goals is unique for each named executive officer, but typically contains goals related to improving margins, developing strategies, integrating products and strengthening business units. The determination of whether or not such goals had been successfully achieved was an objective and subjective determination made by either our compensation committee, for the Chief Executive Officer, or by our Chief Executive Officer, for the other named executive officers pursuant to delegated authority. As applicable, our compensation committee and Chief Executive Officer also had discretion in determining the number of options that were received and were not restricted by the guideline number of options calculated using the “targeted value” approach. None of the named executive officers had knowledge of their own guideline number of options, but the officers were aware that their equity compensation was based on their achievement of their strategic goals. Each of the named executive officers may receive less than a guideline number of options based on his performance against strategic goals. For the 2007 fiscal year, three of our named executive officers received grants higher than the guideline number of options and one of our named executive officers received a grant equal to the guideline number of options.

For fiscal years 2007 and 2008, our annual awards of stock options had a five-year term. We believed that this shorter term increased accountability for our named executive officers to deliver shareholder value by limiting the amount of time the named executive officer had to receive actual value from the grant. The declining global market conditions in 2008 highlighted a negative consequence of granting options with shorter terms. The shorter term reduced the retention value of our option awards because, with the extreme decrease in the market price of our stock, it was less likely that the stock options granted to our named executive officers would achieve significant value prior to expiration. As a consequence, beginning with the fiscal year 2009 annual awards of stock options, the term was increased to seven years, which is the maximum term under the 2005 Plan.

Determining Equity Value for 2008

During the 2008 fiscal year, the total desired value of equity, or guideline, paid to each named executive officer was determined through the use of market data from a national industry survey and a study of our peer group. To establish a guideline for our named executive officers, we reviewed the 50th and 75th percentile data. In determining the number of shares of stock and number of stock options needed to deliver the total desired value of equity, we used the face value for restricted stock and the net present value for non-qualified stock options. Face value was determined based on the average closing price of our common stock for the five business days prior to and including the grant date. This value was divided into the guideline restricted stock value to determine the number of shares. Using an average price over the course of five days was intended to account for any volatility in the price of our common stock. This same average price was used as the starting point for calculating the net present value for the non-qualified stock options. Net present value is a common valuation method and is one of the methodologies used for valuing stock options by the Radford Survey that we utilize to help us determine the compensation for our named executive officers. The net present value methodology used in the survey attempts to predict the future spread of an option and discounts it back to present day dollars in order to arrive at a grant date value. In order to achieve this, several assumptions are made by the survey provider to facilitate comparisons across companies, which include the following:

•	holding period (term) of four years, which is consistent with average assumption used for SFAS 123(R) reporting purposes among high-technology and life sciences companies;

•	annualized stock price growth rate of 12%, which is consistent with long-term returns for broad technology indices; and

•	risk-free rate of return of 4.5%.

Using these assumptions, a net present value per share was calculated. This per share value was divided into the guideline to be granted as non-qualified stock options to determine the number of shares to grant. The exercise price was the closing price on the date of grant. The use of the net present value to calculate the number of shares was a change we implemented for the 2008 fiscal year. Prior to this, we used a targeted value. We decided to begin using net present value instead of targeted value because we believe net present value provides an objective way to estimate the value of an award and facilitates comparisons to market data to determine competitive award levels. Additionally, the targeted value approach overvalued our shares relative to the growth assumptions used in the national industry survey, which resulted in less competitive awards for our named executive officers. As in the past, the named executive officer could receive more or less than the guideline award based on the achievement of strategic objectives. For the 2008 fiscal year, one of our named executive officers received a guideline award, and three received an award below the guideline.

Determining Equity Value for 2009

During the 2009 fiscal year, we utilized market data to determine the guideline award for our named executive officers. Although we reviewed both 50th and 75th percentile data, we determined that, given the global economic and market conditions at that time and the number of shares we had available for issuance, the awards in the 2009 fiscal year would be significantly below the 50th percentile. We continued to rely on the net present value calculation to determine the number of shares that corresponds to the equity award value, but chose to rely on a six-month average stock price rather than a five-day average stock price given the extraordinary market conditions. Using this value enabled us to provide our named executive officers with an award that was motivational in nature, while also utilizing an appropriate number of our available shares.

We determined specific equity awards based on the named executive officer’s performance against strategic goals. The determination of whether or not such goals had been successfully achieved was made by our compensation committee. Although the global economic recession resulted in lower short-term financial results during fiscal year 2008 than expected, a number of strategic goals were met, including the acquisition of five businesses that we believe will significantly contribute to our performance in the future. Since each of our named executive officers achieved a portion of their strategic goals, the independent members of our board of directors determined that each of them qualified for an equity award. All of our named executive officers received a grant that was below the guideline for their position and below the 50th percentile of the comparative market. The table below shows the LTI grants made in 2009, which reflected achievement against 2008 strategic objectives. The equity value in this table reflects net present value for stock options, and face value for restricted stock.

Name	Job Title	Grant Value (1)
John Heyman	Chief Executive Officer	$612,000
Alon Goren	Chairman & Chief Technology Officer	$94,500
Andrew Heyman	Chief Operating Officer	$405,000
Mark Haidet	Chief Financial Officer	$157,500

(1)	The value of stock options is calculated as net present value, which is a different methodology than the aggregate grant date fair market value that is reported in the Summary Compensation Table.

Discretionary Cash Bonus in Fiscal Year 2009 for 2008 Performance

In recognition of the significant progress that our named executive officers made towards our three-year strategic plan during the fiscal year ended December 31, 2008, which included the acquisition of five businesses that we believe will significantly contribute to our performance in the future, and because the value of the equity awarded with the long-term incentive plan was significantly below the 50th percentile, the independent members of our board of directors awarded discretionary cash bonuses to our named executive officers in 2009. The amounts paid were intended to partially close that gap to the 50th percentile. John H. Heyman received $408,000, Alon Goren received $63,000, Andrew S. Heyman received $270,000 and Mark E. Haidet received $105,000.

Extension of Term of Options

In October of 2004, we granted options, under the 1995 Long-Term Incentive Plan, referred to in this proxy statement as the 1995 Plan, to senior management to kick-off our three-year strategic plan. Under the terms of the grants, all of the options vest in full after five years, although the vesting may be accelerated based on the achievement of stock price milestones. The price milestones are achieved when our common stock trades for 20 consecutive days at the milestone price or higher based on the daily high trading price. The first price milestone was achieved in March of 2005, the second price milestone was achieved in December of 2005, and the third price milestone was not achieved. Given the market conditions in 2009, we did not anticipate that the third price milestone would be achieved prior to the vesting date in October of 2009.

Although the 1995 Plan permitted a ten-year expiration term, the options were granted with a six-year term and were scheduled to expire in October of 2010. On March 3, 2009, the independent members of our board of directors approved the extension of the term of these options by four years to October of 2014. Our board of directors determined that it was reasonable and in our best interests to extend the term of these options based on the following:

•

due to the extraordinary market conditions in 2009, our stock price was extremely low, which we believed was not a consequence of the poor performance of our senior managers, but was rather a consequence of overall declining global economic conditions outside of the senior managers’ control;

•	as of March 3, 2009, all existing options were underwater and therefore provided no retention value;

•	although it may have been appropriate to seek the approval of our shareholders for a repricing or stock exchange at some time in the future, we believed that such action would have been premature; and

•

extending the term of the options gave the market additional time to rebound, which restored most of the retention value of the options by giving our senior managers the opportunity to realize the value of these options.

Our board of directors extended the terms of options to purchase approximately 700,000 shares. Of the 700,000 shares, the named executives officers held options to purchase the following number of shares: John H. Heyman – 150,000; Alon Goren – 50,000; Andrew S. Heyman – 90,000; Mark E. Haidet – 20,748; and Carlyle Taylor – 45,000. The exercise price of the options is $4.66 per share.

Senior Executive Change in Control Severance Plan

On May 29, 2008, our board of directors adopted the Senior Executive Change in Control Severance Plan, referred to in this proxy statement as the Severance Plan. The purpose of the Severance Plan is to assure us of the continued dedication, loyalty and service of, and the availability of objective advice and counsel from, our senior executives in the event of a change in control. We believe that the Severance Plan is necessary to maintain stability among our senior executives, and that the terms of the Severance Plan are reasonable based on our review of similar provisions for similar companies. See “Executive Compensation – Senior Executive Change in Control Severance Plan” for a discussion of the terms of the Severance Plan.

Equity Ownership Guidelines

On December 2, 2009, our board of directors approved revised equity ownership guidelines for our named executive officers, which modified the existing requirements from a targeted value to a fixed number of shares and are as follows: Chief Executive Officer – 225,000 shares; Chief Technology Officer – 125,000 shares; Chief Operating Officer – 125,000; Chief Financial Officer – 50,000; and President-Hardware Division –25,000. Unvested shares of restricted stock are counted towards the achievement of these guidelines; while options are not counted until exercised. Our named executive officers have five years from the initial adoption of equity ownership guidelines in March of 2008 to meet the approved equity ownership guidelines. After the five year grace period, if holdings of any named executive officer fall below the requirements, such named executive officer will not be permitted to sell shares until the guidelines are met. In its discretion, our board of directors may revise the equity ownership guidelines or delay the imposition of the penalty for any named executive officer who does not meet the equity ownership guidelines.

2010 Compensation

This section describes the decisions that have been made regarding 2010 compensation. In making these decisions, the performance of our named executive officers relative to their goals was the primary determining factor. However, in order to understand the market, we also utilized executive compensation survey data from Radford Surveys, and proxy data of the following peer group: JDA Software Group, Inc., MICROS Systems, Inc., PAR Technology Corp., Manhattan Associates, Inc., S1 Corporation, MicroStrategy, Inc., Epicor Software Corporation, Verifone Holdings, Inc., Agilysys, Inc., Ariba, Inc., Kenexa Corporation, Informatica Corporation, i2 Technologies, The Ultimate Software Group, Wind River Systems, SPSS, Inc., MSC Software Corporation, Progress Software Corporation and QAD, Inc.

Base Salary

For 2010, the base salaries of our named executive officers, which were approved by the independent members of our board of directors, will be as indicated on the chart below. The percentage increase given to our named executive officers for 2010 is aligned with the percentage increase given to our employees overall.

Name	Job Title	2008 Base Salary	2009 Base Salary	2010 Base Salary
John Heyman	Chief Executive Officer	$475,000	$475,000	$490,000
Alon Goren	Chairman & Chief Technology Officer	$300,000	$300,000	$309,000
Andrew Heyman	Chief Operating Officer	$360,000	$360,000	$371,000
Mark Haidet	Chief Financial Officer	$285,000	$285,000	$294,000
Carlyle Taylor	President – Hardware Divison	$254,000	$254,000	$262,000

Short-Term Incentive

The basic short-term incentive plan design remained the same between 2009 and 2010. Below are the terms of the STIPs for our named executive officers for the 2010 fiscal year:

•	John H. Heyman – Chief Executive Officer
•	Potential bonus = 100% of 2010 base salary

•	Performance measure = adjusted operating income

•	Payout calculation

•	67% paid on Budget

•	33% paid proportionately between Budget and Target

•	Payout timing

•	100% paid annually

•	Alon Goren – Chief Technology Officer

•	Potential bonus = 70% of 2010 base salary

•	Performance measure = adjusted operating income and other objectives as defined by our Chief Executive Officer

•	Payout calculation

•	67% paid on Operating Income Budget

•	33% paid on the achievement of other objectives as defined by our Chief Executive Officer, if Operating Income Budget is achieved

•	Payout timing

•	100% paid annually

•	Andrew S. Heyman – Chief Operating Officer

•	Potential bonus = 100% of 2010 base salary

•	Performance measure = adjusted operating income

•	Payout calculation

•	67% paid on Budget

•	33% paid proportionately between Budget and Target

•	Payout timing

•	100% paid annually

•	Mark E. Haidet – Chief Financial Officer

•	Potential bonus = 70% of 2010 base salary

•	Performance measure = adjusted operating income and other objectives as defined by our Chief Executive Officer

•	Payout calculation

•	67% paid on Operating Income Budget

•	33% paid on the achievement of other objectives as defined by our Chief Executive Officer, if Operating Income Budget is achieved

•	Payout timing

•	100% paid annually

•	Carlyle Taylor – President – Hardware Division

•	Potential bonus = 85% of 2010 base salary

•	Performance measure = adjusted operating income and hardware plus field services gross profit

•	Payout calculation

•	80% paid on adjusted operating income budget

•	20% paid on hardware plus field services gross profit budget

•	Payout timing

•	100% paid annually

Long-Term Incentives

During the 2010 fiscal year, we utilized market data from Radford Surveys to determine the guideline award for our named executive officers. To establish a guideline for our named executive officers, we reviewed the 50th percentile data. In determining the number of shares of stock and number of stock options needed to deliver the total desired value of equity, we once again used the face value for restricted stock and the net present value for non-qualified stock options; however, we chose to rely on a 30 calendar day average stock price rather than on a six-month average stock price. Using this value enabled us to once again provide our named executive officers with an award that was motivational in nature, while also utilizing an appropriate number of our available shares. In addition, due to the changing global investment climate, the Radford Survey changed one of the assumptions in the valuation method. The risk-free rate of return was changed to 3% from 4.5%.

We determined specific equity awards based on the named executive officer’s performance against strategic goals. The determination of whether or not such goals had been successfully achieved was made by our compensation committee. The independent members of our board of directors determined that a number of strategic goals had been met and each of our named executive officers qualified for an equity award. All of our named executive officers received a grant that was below the guideline for their position. The grant value (calculated as net present value for stock options and face value for restricted stock) is shown in the chart below:

Name	Job Title	Grant Value (1)
John Heyman	Chief Executive Officer	$1,020,000
Alon Goren	Chairman & Chief Technology Officer	$210,000
Andrew Heyman	Chief Operating Officer	$675,000
Mark Haidet	Chief Financial Officer	$361,250
Carlyle Taylor	President – Hardware Division	$236,250

(1)	The value of stock options is calculated as net present value, which is a different methodology than the aggregate grant date fair market value that is reported in the Summary Compensation Table.

In March of 2010, the independent members of our board of directors awarded stock options and shares of restricted common stock to each of our named executive officers under the 2005 Plan as follows:

Name	Job Title	Stock Options	Restricted Stock
John Heyman	Chief Executive Officer	120,283	20,416
Alon Goren	Chairman & Chief Technology Officer	24,764	4,203
Andrew Heyman	Chief Operating Officer	79,599	13,511
Mark Haidet	Chief Financial Officer	42,600	7,231
Carlyle Taylor	President – Hardware Division	27,860	4,729

The stock options vest annually in three equal increments beginning in March of 2011 and expire in March of 2017, and the shares of restricted stock fully vest in March of 2013.

Deductibility of Executive Compensation

As part of its role, our compensation committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, as amended, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. We believe that compensation paid under our incentive plans is generally fully deductible for federal income tax purposes. However, in certain circumstances, our compensation committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our named executive officers.

Accounting for Stock-Based Compensation

Beginning January 1, 2006, we began accounting for stock-based payments in accordance with the requirements of SFAS No.123R. Historically, we utilized non-qualified stock options as our primary equity award under our equity incentive plan; however, beginning with the 2008 fiscal year, we also now utilize restricted stock.

Summary Compensation Table for Fiscal Years 2007, 2008 and 2009

The following table provides certain information for the fiscal years ended December 31, 2007, 2008 and 2009 concerning compensation earned for services rendered in all capacities by our principal executive officer, principal financial officer and our two other executive officers during the fiscal years ended December 31, 2007, 2008 and 2009.

Name and Principal Position	Year	Salary ($)[1]		Bonus ($)[2]		Stock Awards ($)[3]		Option Awards ($)[3]		Non-Equity Incentive Plan Compensation ($)[4]		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)[5]		Total ($)
(a)	(b)	(c)		(d)		(e)		(f)		(g)		(h)	(i)		(j)
John H. Heyman Chief Executive Officer	2009 2008 2007	$ $ $	493,269 467,308 417,308	$	— 408,000 —	$ $	198,900 382,997 —	$ $ $	271,902 908,768 387,674	$ $	347,905 — 339,448	— — —	$ $ $	298 7,548 7,500	$ $ $	1,312,274 2,174,621 1,151,930

Alon Goren Chairman and Chief Technology Officer	2009 2008 2007	$ $ $	311,538 297,877 284,477	$	— 63,000 —	$ $	30,713 67,025 —	$ $ $	53,539 159,038 99,752	$ $	140,700 — 194,300	— — —		— — —	$ $ $	536,490 586,940 578,529

AndrewS. Heyman Chief Operating Officer	2009 2008 2007	$ $ $	373,846 354,615 321,154	$	— 270,000 —	$ $	131,625 255,331 —	$ $ $	175,947 605,847 408,078	$ $	263,676 — 303,388	— — —	$ $	— 7,500 7,750	$ $ $	945,094 1,493,293 1,040,370

Mark E. Haidet Chief Financial Officer	2009 2008 2007	$ $ $	295,962 281,708 258,431	$	— 105,000 —	$ $	51,188 95,742 —	$ $ $	62,289 227,194 136,026	$ $	199,500 — 150,331	— — —	$ $ $	288 7,475 6,875	$ $ $	609,227 717,119 551,663

[1]

The 2007 base salaries for the named executive officers did not become effective until February of 2007. The 2008 base salaries for the named executive officers did not become effective until February of 2008. Base salaries did not change in 2009; however, the 2009 base salary amounts in the above table reflect that an additional paycheck was distributed in 2009 as part of the normal bi-weekly payroll cycle. Under a bi-weekly payroll cycle there are normally 26 pay check per year. Once every ten years, an additional check is distributed to all employees.

[2]	The 2008 bonus reflects cash paid by us in 2009 in lieu of equity for services performed in 2008.
[3]

Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Stock-based Compensation Expense” included in our Annual Report on Form 10-K filed on March 12, 2010 for the relevant assumptions used to determine the valuation of our stock and option awards. Options awards include incremental value of options extended in 2009. See “Grants of Plan-Based Awards during Fiscal Year 2009” table for additional information.

[4]	Performance measures were satisfied and cash awards were earned in the 2007 fiscal year and 2009 fiscal year, but paid in the 2008 fiscal year and 2010 fiscal year, respectively.
[5]	Represents our 401(k) Plan matching contributions. The 401(k) matching contributions were suspended after the first paycheck in 2009.

Grants of Plan-Based Awards during Fiscal Year 2009

The following table provides certain information concerning the grants of awards in 2009 to the named executive officers pursuant to plans.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)[2]	All Other Option Awards: Number of Securities Underlying Options (#)2	Exercise or Base Price of Option Awards ($/Sh)	Full Grant- Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John H. Heyman		$318,250	$475,000	$475,000	—	—	—	—	—	—	—
		—	—	—	—	—	—	—	—	—	$64,5743
	3/13/09	—	—	—	—	—	—	61,200	—	—	$198,900
	3/13/09	—	—	—	—	—	—	—	127,500	$3.25	$207,328
Alon Goren		$140,700	$210,000	$210,000	—	—	—	—	—	—	—
		—	—	—	—	—	—	—	—	—	$21,5253
	3/13/09	—	—	—	—	—	—	9,450	—	—	$30,713
	3/13/09	—	—	—	—	—	—	—	19,688	$3.25	$32,014
Andrew S. Heyman		$241,200	$360,000	$360,000	—	—	—	—	—	—	—
		—	—	—	—	—	—	—	—	—	$38,7443
	3/13/09	—	—	—	—	—	—	40,500	—	—	$131,625
	3/13/09	—	—	—	—	—	—	—	84,375	$3.25	$137,202
Mark E. Haidet		$133,665	$199,500	$199,500	—	—	—	—	—	—	—
		—	—	—	—	—	—	—	—	—	$8,9323
	3/13/09	—	—	—	—	—	—	15,750	—	—	$51,188
	3/13/09	—	—	—	—	—	—	—	32,813	$3.25	$53,357

[2]

The amounts shown represent grants under our 2009 STIPs. The amounts shown in the “threshold” column represent the amounts payable under our STIPs if only the expected performance levels are attained. The amounts shown in the “target” column represent the target potential awards, which are the amounts payable under our STIPs if the aspirational performance levels are obtained. Under our STIPs, the maximum payout is equal to the target payout. For additional discussion on our STIPs, see “Compensation Discussion and Analysis – Cash Compensation – Short-Term Cash Incentives.”

[2]	The amounts shown represent grants under our 2005 Plan.
[3]	Represents the incremental value of the extension in the term of options granted on October 15, 2004 (under our 1995 Plan) from six years to ten years.

None of our named executive officers has a written employment agreement with us. The independent members of our board of directors approved the following cash compensation for 2009: Alon Goren, Chairman of our board of directors and our Chief Technology Officer, had a base salary of $300,000 with a cash incentive of $140,700; John H. Heyman, our Chief Executive Officer and a director, had a base salary of $475,000 with a cash incentive of $347,905; Mark E. Haidet, our Chief Financial Officer, had a base salary of $285,000 with a cash incentive of $199,500; and Andrew S. Heyman, our Chief Operating Officer, had a base salary of $360,000 with a cash incentive of $263,676. The 2009 base salaries reflect that an additional paycheck was distributed in 2009 as part of our normal bi-weekly payroll cycle; therefore, the amounts earned and paid in 2009 are slightly higher than the amounts approved. In the aggregate, the amount of salary and bonus, excluding amounts paid pursuant to our STIPs, represented approximately 46% of total compensation. The cash incentives received by our named executive officers reflect that actual performance for each of them, except Alon Goren, was between the expected performance level and the aspirational performance level. Mr. Goren performed at the expected performance level. For additional information on the cash incentives paid to our named executive officers, see “Compensation Discussion and Analysis – Cash Compensation – Short-Term Cash Incentives.” The stock options and restricted stock granted to our named executive officers in March of 2007, March of 2008 and March of 2009 were grants under our 2005 Plan. These stock options vest annually in three equal increments beginning in March of 2008, March of 2009 and March of 2010, respectively, and expire in March of 2012, March of 2013 and March of 2014, respectively. In March of 2008, Mark E. Haidet inadvertently did not receive the full value of stock options and restricted stock due to him; therefore, in March of 2010, our board of directors approved a special grant of 5,896 stock options and 1,001 shares of restricted stock to make up for the shortfall. For additional information on stock options and restricted stock awards, see “Compensation Discussion and Analysis – Equity Long-Term Compensation.”

Our named executive officers are entitled to all benefits generally made available to our employees, including the eligibility to participate in our 401(k) plan. Our 401(k) plan is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Code. In general, all of our employees, working at least 20 hours per week, and who are at least 21 years of age are eligible to participate on the first of the month following the date they were hired. Our 401(k) plan includes a salary deferral arrangement pursuant to which the participants may contribute, subject to certain Code limitations, a minimum of 1% and a maximum of 80% of their salary on a pre-tax basis (up to $16,500 per year for 2009). We may make both matching and additional contributions, subject to certain Code limitations, at the discretion of our board of directors each year. A separate account is maintained for each participant in our 401(k) plan. The portion of a participant’s account attributable to his or her own contributions is 100% vested. Distributions from our 401(k) plan may be made in the form of a lump-sum cash payment or in installment payments. We made the following matching contributions for each of our named executive officers in 2007, 2008 and 2009, respectively: (i) $0, $0 and $0 for Alon Goren, Chairman of our board of directors and our Chief Technology Officer; (ii) $7,500, $7,548 and $298 for John H. Heyman, our Chief Executive Officer and a director; (iii) $6,875, $7,475 and $288 for Mark E. Haidet, our Chief Financial Officer; and (iv) $7,750, $7,500 and $0 for Andrew S. Heyman, our Chief Operating Officer.

Stock Option Plans

1995 Stock Option Plan. Our directors and shareholders approved the 1995 Stock Option Plan for employees who were contributing significantly to our business or our subsidiaries as determined by our board of directors or the committee administering the 1995 Plan. The 1995 Plan provided for the grant of incentive and non-qualified stock options to purchase up to 13,000,000 shares of common stock at the discretion of our board of directors or a committee designated by our board of directors to administer the 1995 Plan.

The option exercise price of incentive stock options must be at least 100% (110% in the case of a holder of 10% or more of our common stock) of the fair market value of the stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the 1995 Plan. Incentive stock options granted pursuant to the 1995 Plan expire five to ten years from the date the option is granted. Options granted under the 1995 Plan typically vest over a period of three to five years, or based on stock price milestones associated with our strategic plan. As of December 31, 2009, options to purchase 2,923,389 shares of our common stock were outstanding pursuant to the 1995 Plan. The 1995 Plan expired on December 20, 2005.

Directors Plan. Our directors and shareholders approved the Non-Management Directors’ Stock Option Plan, referred to in this proxy statement as the Directors Plan. The purpose of the Directors Plan was to secure for us the benefits of the additional incentive inherent in the ownership of our common stock by our non-employee directors and to help us secure and retain the services of such non-employee directors. The Directors Plan was intended to be a self-governing formula plan. To this end, the Directors Plan required minimal discretionary action by any administrative body with regard to any transaction under the Directors Plan. Eligible persons under the Directors Plan were our directors who were not our employees or employees of any of our affiliates, referred to herein as outside directors. A maximum of 300,000 shares of common stock has been reserved by us for issuance under the Directors Plan, which number was subject to adjustment in certain circumstances in order to prevent dilution or enlargement. Each outside director was granted an option to purchase 25,000 shares of common stock upon joining our board of directors. Each outside director was also granted an option to purchase 10,000 shares of common stock as of the last business day of each fiscal year. In March of 2006, our board of directors determined that the year-end grants to our outside directors would be issued from the 2005 Plan. As of December 31, 2009, options to purchase 235,200 shares of our common stock were outstanding pursuant to the Directors Plan. The Directors Plan expired on January 20, 2007.

Amended and Restated 2005 Long-Term Incentive Plan, as amended. Our directors and shareholders have approved the 2005 Plan. The intent of the 2005 Plan is to replace both the 1995 Plan and the Directors’ Plan and become the only plan for providing equity-based long-term incentive compensation to our directors and employees, other than the Employee Stock Purchase Plan. Options previously granted under the Plan and the Directors’ Plan will remain exercisable in accordance with the terms of the respective plans. The 2005 Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance units and phantom stock. The 2005 Plan currently authorizes the issuance of up to 4,500,000 shares of our common stock and the maximum number of stock options or stock appreciation rights that may be granted to any one employee in any calendar year is 250,000. No grants may be made under the 2005 Plan subsequent to April 24, 2015. During the fiscal year ended December 31, 2009, 538,640 options and 463,420 shares of restricted stock were awarded to employees and directors. As of December 31, 2009, options to purchase 2,716,628 shares of our common stock and 674,586 shares of restricted common stock were outstanding pursuant to the 2005 Plan. The weighted average fair value of restricted stock awards to employees was $7.0874 per share. For additional information on the 2005 Plan and information regarding the proposal to increase the authorized shares issuable under the 2005 Plan, see “Proposal 2 – Approval of Amendment to Amended and Restated 2005 Long-Term Incentive Plan” and “Executive Compensation – Compensation Discussion and Analysis – Equity Compensation.”

The exercise price of stock options granted under the 2005 Plan is determined by our compensation committee, but may not be less than the fair market value per share of our common stock on the date of grant (or in the case of certain incentive options, 110% of fair market value). Stock options may be exercised in whole or in part by the option holder, but in no event later than seven years from the date of the grant, in the case of an incentive stock option, or seven years and six months from the date of grant, in the case of a non-qualified stock option. The purchase price for the shares may be paid in cash, shares of our common stock owned by the participant for more than six months, by withholding shares of common stock issuable upon exercise of the stock option, by offsetting compensation due or accrued for services rendered, by same-day sale commitment, by margin commitment, by a combination of the above or by another method acceptable to our compensation committee, in each case as determined by our compensation committee and as set forth in the applicable award agreement. In the event of a change in control, all stock options outstanding under the 2005 Plan and not previously exercisable will become fully exercisable.

Upon exercise of a stock appreciation right, a participant will be entitled to receive an amount in cash or shares of common stock, or a combination of the foregoing, equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the fair market value of one share of common stock on the date of grant, multiplied by the number of shares in respect of which the stock appreciation right is exercised. In the event of a change in control, all stock appreciation rights outstanding under the 2005 Plan and not previously exercisable or vested shall become fully exercisable and vested.

In granting performance units, the compensation committee will determine a performance period of one or more years and will determine the performance objectives for grants of performance units. Performance objectives may vary from participant to participant and between groups of participants, and may be based upon such criteria or combination of factors as the compensation committee may deem appropriate and which are set forth in the 2005 Plan. Performance units may be paid in cash or shares of common stock, or a combination of the foregoing. At the beginning of a performance period, the compensation committee will determine for each participant eligible for performance units the amount of the award (which may be fixed or may vary in accordance with the applicable performance goals) that will be paid as an award if the relevant measure of performance for the performance period is met. In the event of a change in control, the rights to receive any performance units shall become fully vested.

Restricted stock granted under the 2005 Plan will be subject to a restriction period commencing on the date of grant of the award and ending on such date or upon such achievement of such performance or other criteria as our compensation committee shall determine. Except as otherwise provided in the 2005 Plan, no shares of restricted stock may be sold, exchanged, transferred or pledged or otherwise disposed of during the restriction period. In the event of a change in control, the restriction period applicable to any restricted stock granted under the 2005 Plan will end, and all shares of restricted stock shall become fully vested.

For each share of phantom stock awarded under the 2005 Plan, a participant is entitled to receive an amount in cash and/or shares of common stock equal in value to the fair market value of one share of common stock at the applicable date or upon the occurrence of an applicable event as specified in the applicable award agreement.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information for all equity compensation plans as of March 31, 2010, under which our equity securities were authorized for issuance.

(in thousands, except per share data)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights ( a )	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ( b )	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans ( c )
Equity Compensation Plans
Approved by Shareholders:
1995 Stock Option Plan (1)	2,618	$8.44	—
1997 Non-Management Directors Stock Option Plan (2)	235	$9.66	—
1998 Employee Stock Purchase Plan	—	—	929
2005 Long-Term Incentive Plan	3,189	$11.18	262
Not approved by shareholders:	—	—	—

Total	6,042	$9.93	1,191

(1)	The 1995 Plan expired on December 20, 2005; therefore, no additional shares will be issued from this plan.
(2)	The 1997 Plan expired on January 20, 2007; therefore, no additional shares will be issued from this plan.

Stock Options Outstanding

The following table provides a summary of the changes in stock options outstanding under our equity compensation plans during the years ended December 31, 2009 and 2008, and the period ended March 31, 2010.

(in thousands, except per share data)	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at December 31, 2006	6,284	$9.58	4.95	$16,880

Granted	775	$12.74
Exercised	(1,002)	$7.07
Forfeited or cancelled	(259)	$11.66

Outstanding at December 31, 2007	5,798	$10.34	4.01	$42,886

Granted	927	$11.92
Exercised	(232)	$7.13
Forfeited or cancelled	(134)	$11.68

Outstanding at December 31, 2008	6,359	$10.66	3.25	$—

Granted	538	$3.68
Exercised	(267)	$4.98
Forfeited or cancelled	(755)	$17.78

Outstanding at December 31, 2009	5,875	$9.37	3.30	$14,656

Granted	530	$13.45
Exercised	(355)	$5.76
Forfeited or cancelled	(8)	$11.91

Outstanding at March 31, 2010	6,042	$9.93	3.39	$27,342

Restricted Stock Outstanding

The following table provides a summary of the changes in restricted stock outstanding under our equity compensation plans during the years ended December 31, 2009 and 2008, and the period ended March 31, 2010.

(in thousands, except per share data)	Number of Shares	Weighted- Average Exercise Price	Weighted-Average Remaining Recognition Period (in years)
Outstanding at December 31, 2007	0
Awarded	313	$12.20
Released	0
Forfeited	(11)	$11.47

Outstanding at December 31, 2008	302	$12.23	1.85

Awarded	463	$3.91
Released	(65)	$6.66
Forfeited	(25)	$11.30

Outstanding at December 31, 2009	675	$7.09	1.72

Awarded	205	$13.46
Released	(27)	$9.50
Forfeited	0	$0.00

Outstanding at March 31, 2010	853	$8.55	1.88

Phantom Stock

As of March 31, 2010, 7,557 shares of phantom stock were outstanding with a weighted average remaining recognition period of 2.99 years.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table provides certain information concerning the outstanding equity awards for each named executive officer as of December 31, 2009. The number of options held as of December 31, 2009 includes options granted under the 1995 Plan and the 2005 Plan.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
John H. Heyman	60,000			—	$13.0000	4/28/2011	—		—	—	—
	40,000	—		—	$6.2000	10/15/2011	—		—	—	—
	70,295	—		—	$5.6300	10/19/2011	—		—	—	—
	57,000	28,500	[1]	—	$12.2700	3/15/2012	—		—	—	—
	117,500	—		—	$9.3300	4/15/2012	—		—	—	—
	55,391	110,783	[2]	—	$14.3800	3/24/2013	—		—	—	—
	40,000	—		—	$6.7500	10/15/2013	—		—	—	—
	150,000	—		—	$4.6600	10/15/2014	—		—	—	—
	45,000	—		—	$4.6600	10/15/2014	—		—	—	—
	—	127,500	[3]	—	$3.2500	3/13/2016	—		—	—	—
	—	—		—	—	—	26,634	[4]	$89,757	—	—
	—	—		—	—	—	61,200	[5]	$636,480	—	—
Alon Goren	20,000	—		—	$13.0000	4/28/2011	—		—	—	—
	40,000	—		—	$6.2000	10/15/2011	—		—	—	—
	71,010	—		—	$5.6300	10/19/2011	—		—	—	—

[1]	The options became exercisable on March 15, 2010.
[2]	Half of the options became exercisable on March 24, 2010 and half of the options become exercisable on March 24, 2011.
[3]	One-third of the options became exercisable on March 13, 2010, and one-third of the options become exercisable on March 13, 2011 and 2012.
[4]	Stock vests March 24, 2011.
[5]	Stock vests March 13, 2012.

	14,667	7,333	[1]	—	$12.2700	3/15/2012	—		—	—	—
	60,000	—		—	$9.3300	4/15/2012	—		—	—	—
	9,693	19,388	[2]	—	$14.3800	3/24/2013	—		—	—	—
	40,000	—		—	$6.7500	10/15/2013	—		—	—	—
	27,600	—		—	$4.6600	10/15/2014	—		—	—	—
	50,000	—		—	$4.6600	10/15/2014	—		—	—	—
	—	19,688	[3]	—	$3.2500	3/13/2016	—		—	—	—
	—	—		—	—	—	4,661	[4]	$15,708	—	—
	—	—		—	—	—	9,450	[5]	$92,280	—	—
Andrew S. Heyman	43,600	—		—	$13.0000	4/28/2011	—		—	—	—
	70,308	—		—	$5.6300	10/19/2011	—		—	—	—
	40,000	—		—	$6.2000	10/15/2011	—		—	—	—
	60,000	30,000	[1]	—	$12.2700	3/15/2012	—		—	—	—
	40,000	—		—	$9.3300	4/15/2012	—		—	—	—
	36,927	73,856	[2]	—	$14.3800	3/24/2013	—		—
	40,000	—		—	$6.7500	10/15/2013	—		—	—	—
	12,960	—		—	$4.1000	5/17/2014	—		—	—	—
	40,000	—		—	$4.6600	10/15/2014	—		—	—	—
	—	84,375	[3]	—	$3.2500	3/13/2016	—		—	—	—
	—	—		—	—	—	17,756	[4]	$59,838	—	—
	—	—		—	—	—	40,500	[5]	$421,200	—	—
Mark E. Haidet	10,000	—		—	$15.4000	4/16/2011	—		—	—	—
	18,000	—		—	$13.000	4/28/2011	—		—	—	—

[1]	The options became exercisable on March 15, 2010.
[2]	Half of the options became exercisable on March 24, 2010 and half of the options become exercisable on March 24, 2011.
[3]	One-third of the options became exercisable on March 13, 2010, and one-third of the options become exercisable on March 13, 2011 and 2012.
[4]	Stock vests March 24, 2011.
[5]	Stock vests March 13, 2012.

11,250	—		—	$6.2000	10/15/2011	—		—	—	—
20,000	10,000	[1]	—	$12.2700	3/15/2012	—		—	—	—
7,500	—		—	$9.3300	4/15/2012	—		—	—	—
13,848	27,696	[2]	—	$14.3800	3/24/2013	—		—	—	—
45,000	—		—	$6.7500	10/15/2013	—		—	—	—
7,952	—		—	$4.1000	5/17/2014	—		—	—	—
15,000	—		—	$4.6600	10/15/2014	—		—	—	—
—	32,813	[3]	—	$3.2500	3/13/2016	—		—	—	—
—	—		—	—	—	6,658	[4]	$22,437	—	—
—	—		—	—	—	15,750	[5]	$163,800	—	—

[1]	The options became exercisable on March 15, 2010.
[2]	Half of the options became exercisable on March 24, 2010 and half of the options become exercisable on March 24, 2011.
[3]	One-third of the options became exercisable on March 13, 2010, and one-third of the options become exercisable on March 13, 2011 and 2012.
[4]	Stock vests March 24, 2011.
[5]	Stock vests March 13, 2012.

Option Exercises and Stock Vested during Fiscal Year 2009

The following table provides certain information concerning the option exercises for each named executive officer during the fiscal year ended December 31, 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
John H. Heyman	—	—	—	—
Alon Goren	—	—	—	—
Andrew S. Heyman	75,000	453,755	—	—
Mark E. Haidet	45,104	232,191	—	—

Senior Executive Change in Control Severance Plan

Our board of directors has approved and adopted the Severance Plan. Under the Severance Plan, a change in control generally means the following:

•

the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) of ownership of our stock that, together with stock held by such person, constitutes more than 50% of the total fair market value or total voting power of our stock;

•

the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) during the twelve-month period ending on the date of the most recent acquisition by such person of ownership of our stock possessing 35% or more of the total voting power of our stock;

•

the replacement of a majority of the members of our board of directors during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors prior to the date of the appointment or election; or

•

the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) during the twelve-month period ending on the date of the most recent acquisition by such person of our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately prior to such acquisition.

In the event we terminate a participant’s employment without cause or the participant terminates employment with good reason, on or within twelve months after a change in control, we will (1) pay to the participant a lump sum cash payment equal to the participant’s base salary and projected bonus for the applicable severance period, (2) continue the participant’s health and welfare benefits for a maximum of 18 months, and (3) accelerate the vesting of all equity awards granted to the participant. Upon a change in control, a portion of the severance benefits may be subject to an additional 20% excise tax. The participation agreements entered into between us and the participants will either provide for (1) a gross-up payment to make participants whole for the excise tax on an after-tax basis, or (2) a cutback provision that would reduce severance benefits to one dollar less than the maximum amount that may be paid without triggering the excise tax if the cutback would result in an increase in the net after-tax benefits.

Our board of directors has designated each of our named executive officers and certain other key employees as initial participants in the Severance Plan, and approved the following severance periods for each of our named executive officers: John H. Heyman – two years; Alon Goren – one year; Andrew S. Heyman – one and one-half years; Mark E. Haidet – one and one-half years; and Carlyle Taylor – one year. The participation agreements for John H. Heyman,

Andrew S. Heyman and Mark E. Haidet provide for gross-up payments and the participation agreements for Alon Goren and Carlyle Taylor provide for a cutback provision. Assuming (1) a change in control occurred on December 31, 2009; (2) the named executive officers were terminated without cause or terminated employment with good reason; and (3) awards granted to the named executive officers in the last twelve months were not granted in connection with the change in control, the estimated payment amounts would have been as follows: $2,940,618 for John H. Heyman; $1,228,969 for Andrew S. Heyman; $777,820 for Mark E. Haidet; $475,879 for Alon Goren; and $471,061 for Carlyle Taylor.

Prior to receiving any severance benefits, participants will be required to execute a waiver/release of claims. If a participant is a “specified employee” within the meaning of Section 409A of the Code, any payment of “deferred compensation” under Section 409A of the Code will be made within 15 days after the end of the sixth-month period beginning on the date of such termination of employment or, if earlier, within 15 days after appointment of the personal representative or executor of the participant’s estate following his death.

Director Compensation Table

The following table provides certain information concerning compensation for each director during the fiscal year ended December 31, 2009.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)(4)	Option Awards ($)(2)(3)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
James S. Balloun	$45,000	$76,097	$20,166	—	—	—	$141,263

William A. Clement, Jr.	$50,000	$76,097	$20,166	—	—	—	$146,263

J. Alexander M. Douglas, Jr.	$40,000	$76,097	$20,166	—	—	—	$136,263

Michael Z. Kay	$55,000	$76,097	$20,166	—	—	—	$151,263

Donna A. Lee	$45,000	$76,097	$20,166	—	—	—	$141,263

(1)	Alon Goren and John H. Heyman, both of whom are members of our board of directors, have been omitted from this table since they receive no compensation for serving on our board of directors.
(2)	Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Stock-based Compensation Expense” included in our Annual Report on Form 10-K filed on March 12, 2010 for the relevant assumptions used to determine the valuation of our stock and option awards.
(3)	Since our directors received only one stock award, the grant date fair value of each stock award to our directors is also $76,097. Since our directors received only one stock option award, the grant date fair value of each stock option award to our directors is also $20,166. The stock and options were issued from our 2005 Plan.
(4)	The following are the aggregate number of stock awards and option awards outstanding that have been granted to each of our director as of December 31, 2009: Mr. Balloun – 7,317 and 96,936; Mr. Clement – 7,317 and 66,036; Mr. Douglas – 7,317 and 99,436; Mr. Kay – 7,317 and 104,436; and Ms. Lee – 7,317 and 46,036.

Discussion of Director Compensation

Our compensation committee reviews director compensation levels and practices periodically, and recommends to the board of directors, from time to time, changes in such compensation levels and practices. A competitive director compensation package is necessary for us in order to attract directors that are qualified and able to devote the necessary amount of time to board duties. In order to attract such directors, our board of directors approved a new director compensation package on May 29, 2008 for the members of the board of directors and its committees, which plan was subsequently amended on December 2, 2008. One of our objectives in approving the new director compensation package was to align our director compensation with key principles of our executive compensation strategy: market-based compensation and paying for performance. We determined that for our outside directors our cash and equity compensation should be at or near the 50th percentile of the comparative market.

Under our director compensation package, each outside director is paid an annual retainer of $35,000. A $15,000 annual retainer is paid to the chairman of the audit committee, a $10,000 annual retainer is paid to the chairman of the compensation committee, and a $5,000 annual retainer is paid to the chairman of any other committee. An annual retainer of $10,000 is paid to each audit committee member other than the chairman and an annual retainer of $5,000 is paid to each compensation committee member other than the chairman. All annual cash retainers are paid quarterly.

Each of our outside directors receives an annual equity grant with a total grant value of $100,000, with 75% of such value awarded in the form of shares of restricted stock and 25% of such value awarded in the form of non-qualified stock options, on the last business day of each of our fiscal years. The restricted common stock and options vest fully on the sixth month anniversary of the date of grant. In addition, all of our new outside directors receive a one-time grant of an option to purchase 25,000 shares of our common stock at an exercise price equal to the fair market value of the stock on the date of grant, which options vest over a period of three years. All such options expire, unless previously exercised or terminated, seven years from the date of grant. See “Executive Compensation – Stock Option Plans” for additional information.

On May 29, 2008, our board of directors approved equity ownership guidelines for our outside directors, which require each director to own a minimum of 10,000 shares of our common stock. Our outside directors will have five years to meet the approved equity ownership guidelines. After the five year grace period, if holdings of any outside director fall below the requirements, such director will not be permitted to sell our shares until the guidelines are met. In its discretion, our board of directors may delay the imposition of the penalty for any director who does not meet the equity ownership guidelines.

Risk Assessment of Compensation Policies and Practices For Our Employees

We assessed our compensation policies and practices for our employees through a process that included our compensation committee and members of our management team, and determined that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our business.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

In accordance with our audit committee charter, our audit committee is responsible for reviewing and approving all related party transactions. Any financial transaction with any officer or director, or any immediate family member of any officer or director, would need to be approved by our audit committee prior to our company entering into such transaction. On an ongoing basis, all potential related party transactions are reported directly to the chairman of our audit committee. To assist us in identifying any related party transactions, each year we submit and require our directors and officers to complete questionnaires identifying any transactions with us in which the directors or officers, or their immediate family members, have an interest.

AUDIT COMMITTEE REPORT

Our audit committee is composed of independent directors as required by and in compliance with the rules of the SEC and NASDAQ. Our audit committee operates pursuant to a written charter adopted by our board of directors.

Our audit committee is responsible for overseeing our financial reporting process on behalf of our board of directors. Our management has the primary responsibility for our financial reporting process, principles and internal controls as well as preparation of our financial statements. Our independent auditors are responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

Our audit committee has reviewed and discussed our audited financial statements as of and for the year ended December 31, 2009 with management and the independent auditors. Our audit committee has discussed with the independent auditors the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. The independent auditors have provided to our audit committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence), as currently in effect, and our audit committee has also considered whether the independent auditors’ provision of information technology and other non-audit services to us is compatible with maintaining the auditors’ independence. Our audit committee has concluded that the independent auditors are independent from us and our management.

Based on the reports and discussions described above, our audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

William A. Clement, Jr., Chairman

Michael Z. Kay

Donna A. Lee

COMPENSATION COMMITTEE REPORT

Our compensation committee is responsible for: (i) setting our compensation philosophy and policies; (ii) review and approval of pay recommendations for our executive officers; and (iii) initiation of all compensation actions for our Chief Executive Officer. Our compensation committee operates pursuant to a written charter adopted by our board of directors.

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with our management. Based upon such review and discussion, our compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Michael Z. Kay, Chairman

James S. Balloun

J. Alexander M. Douglas, Jr.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC, is available to shareholders who make written request to our Investor Relations Department, 3925 Brookside Parkway, Alpharetta, Georgia 30022. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request.

SHAREHOLDER PROPOSALS

In order to be considered for inclusion in the proxy statement and proxy for our 2011 annual meeting of shareholders, shareholder proposals must be submitted in writing to our Investor Relations Department, 3925 Brookside Parkway, Alpharetta, GA 30022 and received at this address by December 17, 2010. If we receive notice after March 2, 2011 of a shareholder’s intent to present a proposal at our 2011 annual meeting of shareholders, we will have the right to exercise discretionary voting authority with respect to any such proposal if presented at the 2011 annual meeting.

OTHER MATTERS

Our board of directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment of what is in our best interest.

APPENDIX A

AMENDMENT TO RADIANT SYSTEMS, INC.

AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN

Radiant Systems, Inc., a Georgia corporation (the “Company”), hereby amends (the “Amendment”) the Radiant Systems, Inc. Amended and Restated 2005 Long-Term Incentive Plan (the “Plan”), originally effective April 25, 2005, as set forth herein.

1. Background Information. The Company established the Plan effective as of April 25, 2005, amended and restated the Plan effective as of July 14, 2008, amended the Plan effective May 29, 2009, and amended the Plan effective as of March 25, 2010. Section 9.2 of the Plan provides that the board of directors of the Company may at any time amend the Plan; provided, however, that no amendment shall, without shareholder approval, increase the total number of shares which may be issued or delivered under the Plan. The Company wishes to amend the Plan as set forth in this Amendment to increase the total number of shares that may be issued or delivered under the Plan. The Company will submit this Amendment for approval by the requisite vote of shareholders of the Company entitled to vote thereon at the annual meeting of shareholders to be held on May 27, 2010.

2. Amendment to Section 2.3 – Shares Available under the Plan. The first sentence in Section 2.3 is amended in its entirety to read as follows:

“Section 2.3 Shares Available under the Plan. Subject to adjustment as set forth in Section 2.6, the maximum number of shares of the Company’s common stock that may be issued or delivered and as to which Awards may be granted under the Plan shall be 5,900,000.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed on this 25th day of March, 2010.

Radiant Systems, Inc.

By:
Mark E. Haidet
Chief Financial Officer
(Principal Financial and Accounting Officer)

A-1

APPENDIX B

RADIANT SYSTEMS, INC.

AMENDED AND RESTATED

2005 LONG-TERM INCENTIVE PLAN

(Amended and Effective as of March 25, 2010)

The objectives of the Radiant Systems, Inc. 2005 Long-Term Incentive Plan are to optimize the profitability and growth of the Company through annual and long-term incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company. Such incentive awards may, in the discretion of the Board or Committee, consist of Restricted Stock, Performance Units, Stock Appreciation Rights, Incentive Stock Options, Non-Qualified Stock Options, Phantom Stock, or any combination of the foregoing, all as the Board or Committee, in each case, may determine. The Amended and Restated 2005 Long-Term Incentive Plan is effective July 14, 2008 and its amended terms shall apply only to those Awards issued on or after July 14, 2008.

ARTICLE 1

DEFINITIONS

“Award” means an Incentive Stock Option, a Non-Qualified Stock Option, Restricted Stock Award, Stock Appreciation Rights, Performance Units, or Phantom Stock granted hereunder.

“Award Agreement” means an agreement entered into between the Company and the applicable Participant, setting forth the terms and provisions applicable to the Award then being granted under this Plan, as further described in Section 2.5 of the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

“Committee” means the Compensation Committee, if any, appointed by the Board. If no Committee is appointed by the Board, the Board shall function in place of the Committee.

“Company” means Radiant Systems, Inc.

“Disability” means any permanent and total disability as defined in the Company’s long-term disability plan, and the date of any such disability shall be deemed to be the day following the last day the Participant performed services for the Company; provided that, in the case of an Incentive Stock Option or if the Company does not then maintain a long-term disability plan, “Disability” shall mean permanent and total disability as defined in Code § 22(e)(3), and the date of any such disability shall be deemed to be the day following the last day the Participant performed services for the Company.

“Eligible Employee” means any employee of the Company or one of its Subsidiaries.

“Eligible Individual” means any Eligible Employee or non-employee director of the Company or one of its Subsidiaries.

“Fair Market Value” shall mean, as applicable, (i) the closing sales price of the Company’s common stock on the date in question on the national securities exchange or any nationally recognized quotation system on which the Company’s Stock is principally traded (provided, if the date in question is a Saturday, Sunday, Federal holiday or other non-trading date, the closing sales price of the Company’s common stock on the nearest prior trading date shall be used); or (ii) if the Company’s common stock is not traded on a national securities exchange or through any other nationally recognized quotation service, the fair market value of the Company’s common stock as determined by the Board or the Committee, acting in good faith, under any method consistent with the Code, or Treasury Regulations thereunder, as the Board or the Committee shall in its discretion select and apply at the time of the grant of the Award concerned. Subject to the foregoing, the Board or the Committee, in fixing the Fair Market Value, shall have full authority and discretion and be fully protected in doing so.

“Incentive Stock Option” means an option that is intended to qualify as, and that satisfies the requirements applicable to, an “Incentive Stock Option” within the meaning of section 422 of the Code. Any Option which does not qualify under section 422 of the Code shall be treated as a Non-Qualified Stock Option.

“Non-Qualified Stock Option” means an option that is not an Incentive Stock Option.

“Option” means an option to purchase shares of the Company’s common stock, including Restricted Stock, if the Committee so determines, subject to the applicable provisions of Article 3, awarded in accordance with the terms of the Plan and which may be an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means an Eligible Individual who has been selected by the Committee to participate in the Plan in accordance with Section 2.2 of the Plan.

“Performance Unit” means a performance unit subject to the requirements of Article 4 and awarded in accordance with the terms of the Plan.

“Phantom Stock” means a deferred compensation award subject to the requirements of Article 6.

“Plan” means this Radiant Systems, Inc. 2005 Long-Term Incentive Plan, as the same may be amended, administered or interpreted from time to time.

“Qualifying Performance Adjustments” shall mean those adjustments to reported financial results required to optimally account for: (a) the impact of intangible assets and related amortization expense, (b) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (c) special charges in connection with mergers and acquisitions, (d) losses from discontinued operations, and (e) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30. Such adjustments will be at the Committee’s sole discretion in a manner that is equitable, consistent with generally accepted accounting principles, and in accordance with the Company’s accounting practices and conventions as applied in the past.

“Qualifying Performance Goals” shall mean any one or more of the following performance criteria: net income, earnings per share, return on equity, return on assets, operating income and/or total shareholder return. Such criteria may be absolute in their terms, measured against prior year(s) results, or measured against or in relationship to other companies. Such performance criteria may be determined solely by reference to the performance of the Company, a Subsidiary, or a division or unit of either of the foregoing, or based on comparisons of any of the performance measures relative to other companies. These criteria may have a minimum performance standard below which no amount will be paid, a target performance standard and a maximum performance standard above which no additional payments will be made. In all cases, such measures will be on a reported basis, adjusted at the Committee’s sole discretion, as permitted by the terms of this Plan.

“Restricted Stock” means shares of the Company’s common stock delivered under the Plan subject to the requirements of Article 5 and such other restrictions as the Committee deems appropriate or desirable.

“Stock Appreciation Right” means a right granted under Article 3 that entitles the holder to receive cash or common stock of the Company, or a combination of both, with a value equal to the excess of (i) the Fair Market Value of one share of the Company’s common stock on such date of exercise over (ii) the Fair Market Value of one share of the Company’s common stock as of the date of grant (as set forth in the applicable Award Agreement), multiplied by the number of shares covered by the right.

“Subsidiary” means any company in an unbroken chain of companies beginning with the Company, if each of the companies (other than the last company in the unbroken chain) owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other companies in the chain.

“Termination” means the termination of employment with the Company or any of its Subsidiaries or the cessation of the provision of services to the Company or any of its Subsidiaries by a non-employee director.

ARTICLE 2

GENERAL PROVISIONS

Section 2.1 Administration. The Plan shall be administered by the Committee. The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Without limiting the foregoing but subject to the terms of the Plan, the Committee shall have the authority and complete discretion to:

(i) Prescribe, amend and rescind rules and regulations relating to the Plan;

(ii) Select Eligible Individuals to receive Awards under the Plan as provided in Section 2.2 of the Plan;

(iii) Determine the form and terms of Awards;

(iv) Determine the number of shares or other consideration subject to Awards under the Plan as provided in Articles 3, 4, 5 and 6 of the Plan;

(v) Determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code §162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements;

(vi) Determine whether Awards will be granted singly, in combination, in replacement of, or as alternatives to, other Awards under the Plan or grants or awards under any other incentive or compensation plan of the Company;

(vii) Construe and interpret the Plan, any Award Agreement in connection with an Award and any other agreement or document executed pursuant to the Plan;

(viii) Correct any defect or omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(ix) To the extent permitted by Code § 409A, accelerate or, with the consent of the Participant, defer the vesting of any Award and/or the exercise date of any Award;

(x) Determine whether a Participant’s Termination from the Company or its Subsidiaries is voluntary and with the written consent of the Company or its Subsidiaries;

(xi) Authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award;

(xii) With the consent of the Participant and to the extent permitted by the terms of Code § 409A, adjust the terms of an Award previously granted to the Participant;

(xiii) Determine when a Participant’s period of employment is deemed to be continued during an approved leave of absence, or whether a Participant has engaged in the operation or management of a business that is in competition with the Company or any of its Subsidiaries;

(xiv) Determine, upon review of relevant information, the Fair Market Value of the Company’s common stock; and

(xv) Make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may delegate to officers of the Company or any Subsidiary the authority to perform administrative functions under the Plan subject to any legal requirements that the Committee as a whole take action with respect to such function.

The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

Section 2.2 Eligibility. Those Eligible Individuals who share the responsibility for the management, growth or protection of the business of the Company or any Subsidiary or who, in the opinion of the Committee, provide services yielding significant benefits to the Company or any Subsidiary shall be eligible to receive Awards as described herein.

Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to grant Awards as described herein and to determine the Eligible Individuals to whom Awards shall be granted. In determining the eligibility of any Eligible Individual, as well as in determining the Award, the Committee shall consider the position and the responsibilities of the Eligible Individual being considered, the nature and value to the Company or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or a Subsidiary and such other factors as the Committee may deem relevant.

Section 2.3 Shares Available under the Plan. Subject to adjustment as set forth in Section 2.6, the maximum number of shares of the Company’s common stock that may be issued or delivered and as to which Awards may be granted under the Plan shall be 4,500,000. No separate limit shall apply to Incentive Stock Options or to Awards other than Options. The maximum total number of Restricted Stock, Performance Units and Phantom Stock that may be granted at full value shall not exceed 2,500,000 shares. The maximum number of Options or Stock Appreciation Rights that may be granted to any one Employee in any calendar year shall not exceed 250,000.

If any Award, other than Performance Units, granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject to such Award shall again be available for purposes of the Plan. If the Option Price of any Option granted under the Plan is satisfied by tendering shares of the Company’s common stock to the Company (by either actual delivery or by attestation), or if shares of the Company’s common stock are tendered or are withheld upon the exercise of the Option or Stock Appreciation Right to satisfy any applicable tax withholding, such shares of common stock may not be issued or delivered in future awards under the Plan.

The shares that may be issued or delivered under the Plan may be authorized but unissued shares. No repurchased shares may be issued or delivered under the Plan.

Section 2.4 Company’s Obligation to Deliver Stock. The obligation of the Company to issue or deliver shares of the Company’s common stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company; (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which such shares may then be listed; and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

Section 2.5 Award Agreement. Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such Award Agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify and shall be executed by the Chief Executive Officer, the President (if other than the Chief Executive Officer) or any Vice President on behalf of the Company and by the Participant to whom such Award is granted. With the consent of the Participant to whom such Award is granted, the Board may at any time and from time to time amend an outstanding Award Agreement in a manner consistent with the Plan and the applicable requirements of Code § 409A. Without consent of the Participant, the Board may at any time and from time to time modify or amend Award Agreements with respect to Options intended as of the date of grant to be Incentive Stock Options in such respects as it deems necessary in order that Incentive Stock Options granted under the Plan shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time with respect to Incentive Stock Options.

Section 2.6 Adjustment and Substitution of Shares. If a dividend or other distribution shall be declared upon the Company’s common stock payable in shares of the Company’s common stock, the number of shares of the Company’s common stock then subject to any outstanding Option or by reference to which the amount of any other Award is determined and the number of shares which may be issued or delivered under the Plan shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution.

If the outstanding shares of the Company’s common stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another Company, whether through reorganization, reclassification, recapitalization, stock split, spin-off, combination of shares, merger or consolidation, then there shall be substituted for each share of stock subject to any then outstanding Award and for each share of stock, which may be issued or delivered under the Plan but is not then subject to an outstanding Award, the number and kind of shares of stock or other securities into which each outstanding share of stock shall be so changed or for which each such share shall be exchangeable.

In the case of any adjustment or substitution as provided for in this Section 2.6, the aggregate Option Price for all shares subject to each then outstanding Option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

No adjustment or substitution provided for in this Section 2.6 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities that result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

Notwithstanding the foregoing, any such adjustment or substitution shall be made in accordance with the requirements of Section 424(a) of the Code and the regulations issued thereunder, whether or not the affected Award is an Incentive Stock Option. If any such adjustment or substitution provided for in this Section 2.6 requires the approval of stockholders in order to enable the Company to grant Incentive Stock Options, then no such adjustment or substitution shall be made without prior stockholder approval.

ARTICLE 3

OPTIONS AND STOCK APPRECIATION RIGHTS

Section 3.1 Grant of Stock Options and Stock Appreciation Rights. The Committee shall have authority, in its discretion, to grant Incentive Stock Options, Non-Qualified Stock Options or to grant both types of Options (but not in tandem). Notwithstanding the above, Incentive Stock Options may only be granted to employees of the Company or any of its Subsidiaries. The Award Agreement for the grant of each Option shall state whether the Option evidenced thereby is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. The Committee also shall have the authority, in its discretion, to grant Stock Appreciation Rights.

Section 3.2 Terms and Conditions of Stock Options and Stock Appreciation Rights. Options and Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions:

(A) The purchase price at which each Option may be exercised (the “Option Price”) shall be such price as the Committee, in its discretion, shall determine except that the Option Price shall not, in any event, be less than one hundred percent (100%) of the Fair Market Value per share of the Company’s common stock covered by the Option on the date of grant (or in the case of an Incentive Stock Option granted to an Eligible Employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary (a “Ten Percent Employee”), shall not be less than 110% of such Fair Market Value on the date of grant). For purposes of this Section 3.2(A), a Participant (i) shall be considered as owning not only shares of the stock owned individually, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares of stock owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual shall be a stockholder, partner or beneficiary.

(B) The Option Price shall be payable in full to the Company in any one or more of the following ways, as shall be determined by the Committee to be applicable to, and as set forth in, any such Award:

(i) in cash; or

(ii) by tendering, either by actual delivery or by attestation, shares of the Company’s common stock (which have been owned by the Participant for more than six months, which are free and clear of all liens and other encumbrances and which are not subject to the restrictions set forth in Article 5) having an aggregate Fair Market Value on the date of exercise of the Option equal to the Option Price for the shares being purchased; or

(iii) by requesting that the Company withhold such number of shares of stock then issuable upon exercise of the Option as shall have an aggregate Fair Market Value equal to the Option Price for the shares being acquired upon exercise of the Option; or

(iv) by offset against compensation due or accrued to the Participant for services rendered; or

(v) provided that a public market for the Company’s stock exists:

(a) Through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay the purchase price (or a larger number of the shares so purchased), and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price directly to the Company (and any excess to the Participant); or

(b) Through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the purchase price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price directly to the Company;

provided, that this form of payment shall only be permitted to be used by a Participant if, and to the extent that, such form does not violate the executive officer loan prohibitions set forth in the Sarbanes Oxley Act of 2002, or any other applicable laws; or

(vi) by any combination of the foregoing; or

(vii) by such other method as may be determined by the Committee and set forth in the applicable Award Agreement.

If the Option Price is paid in whole or in part in shares of the Company’s common stock, any portion of the Option Price representing a fraction of a share shall be paid in cash. The date of exercise of an Option shall be determined under procedures established by the Committee, and the Option Price shall be payable at such time or times as the Committee, in its discretion, shall determine. No shares shall be issued or delivered upon exercise of an Option until full payment of the Option Price has been made. When full payment of the Option Price has been made and subject to the restrictions set forth in Article 5, the Participant shall be considered for all purposes to be the owner of the shares with respect to which payment has been made.

(C) An Option may be exercised at such time as the Option vests or at any time thereafter prior to the time the Option expires in accordance with its terms or otherwise ceases to be outstanding. No Incentive Stock Option shall be exercisable after the expiration of seven years (five years in the case of a Ten Percent Employee) from the date of grant. No Non-Qualified Stock Option shall be exercisable after the expiration of seven years from the date of grant. Subject to this Section 3.2(C), and 2.5, Options may be exercised at such times, in such amounts and subject to such restrictions (including, without limitation, the achievement of performance criteria) as shall be determined by the Committee, in its discretion, and set forth in the applicable Award Agreement.

(D) To the extent that the aggregate Fair Market Value of the shares of the Company’s common stock (determined as of the respective date or dates of grant), subject to Incentive Stock Options granted to any employee under the Plan and any other option plan of the Company or any Subsidiary that first become exercisable in any calendar year, including any Incentive Stock Options which become exercisable on an accelerated basis during such year, exceeds the sum of One Hundred Thousand Dollars ($100,000), such excess Options shall be treated as Non-Qualified Stock Options. This Section 3.2(D) shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

(E) Stock Appreciation Rights shall be exercisable as and to the extent set forth in the applicable Award Agreement. No Stock Appreciation Rights shall be exercisable after the expiration of seven years from the date of grant. Stock Appreciation Rights shall entitle the Participant to receive from the Company on exercise that number of shares of the Company’s common stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share of the Company’s common stock on such date of exercise over the Fair Market Value of one share of stock on the date of grant (as set forth in the applicable Award Agreement) multiplied by the number of shares of stock covered by the Stock Appreciation Right exercised. Any shares of stock reserved but not required for such exercise shall be cancelled and shall not be added back into the total shares available for Awards under the Plan. Cash shall be paid in lieu of any fractional shares. The Committee shall have the authority, in its discretion, to determine at the time the applicable Stock Appreciation Right is granted that the obligation of the Company shall be paid in cash rather than in shares of the Company’s common stock, or part in cash and part in shares of stock, and the Award Agreement for such Stock Appreciation Right shall set forth the payment medium determined by the Committee. The date(s) of exercise of Stock Appreciation Rights shall be specified in the applicable Award Agreement, and payment under this Section 3.2(E) shall be made by the Company as soon as practicable after the date of exercise.

(F) No Option or Stock Appreciation Rights shall be transferable by a Participant other than by will, or if a Participant dies intestate, by the laws of descent and distribution of the state of domicile of the Participant at the time of death, and all Options and Stock Appreciation Rights shall be exercisable during the lifetime of a Participant only by the Participant. In the event of the death of a Participant, any Option or Stock Appreciation Right held by such Participant shall be exercisable by the Participant’s personal representatives, heirs or legatees, as provided herein.

(G) Unless otherwise determined by the Committee and set forth in the Award Agreement referred to in Section 2.5 or an amendment thereto, following the Termination of a Participant for any reason other than death or Disability, any portion of any Option or Stock Appreciation Right held by such Participant which was not exercisable on the date of Termination shall terminate on the date of Termination, and any portion of any Option or Stock Appreciation Right held by such Participant which was exercisable on the date of Termination shall expire upon the earlier to occur of (a) three months following the date of Termination, (b) the date of expiration as set forth in the applicable Award Agreement, or (c) expiration of seven years from the date of grant.

(H) Unless otherwise determined by the Committee and set forth in the Award Agreement referred to in Section 2.5 or an amendment thereto, following the Termination of a Participant as a result of death or Disability, any portion of any Option or Stock Appreciation Right held by such Participant which was not exercisable on the date of Termination shall terminate on the date of Termination, and any portion of any Option or Stock Appreciation Right held by such Participant which was exercisable on the date of Termination shall expire upon the earlier to occur of (a) one year following the date of Termination, (b) the date of expiration as set forth in the applicable Award Agreement, or (c) expiration of seven years from the date of grant.

ARTICLE 4

PERFORMANCE UNITS

Section 4.1 Performance Period and Objectives. The Committee shall determine a performance period (the “Performance Period”) of one or more years and shall determine the Qualifying Performance Goals to be applicable to grants of Performance Units. The applicable Qualifying Performance Goals may vary from Participant to Participant. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed. Awards of Performance Units and any adjustments thereto must conform to the requirements applicable to performance-based compensation as described in Code §162(m), to the extent the Committee determines that such requirements apply.

Section 4.2 Eligibility. At the beginning of a Performance Period, the Committee shall determine for each Participant or group of Participants eligible for Performance Units with respect to that Performance Period the range of dollar values, if any, which may be fixed or may vary in accordance with the Qualifying Performance Goals specified by the Committee, which shall be paid to a Participant as an Award if the relevant Qualifying Performance Goal for the Performance Period is met.

Section 4.3 Significant Event. If during the course of a Performance Period the Committee determines, in its discretion, that (i) a significant event (or events) has occurred (such as, but not limited to, a reorganization of the Company) which the Committee expects to have a substantial effect on a Qualifying Performance Goal applicable to a Performance Unit during such period (a “Significant Event”) or (ii) circumstances make it appropriate that Qualifying Performance Adjustments be made, the Committee may revise such Qualifying Performance Goals and make such Qualifying Performance Adjustments as appropriate; provided that to the extent the Committee has determined that the requirements of Code §162(m) apply to the Award, such Qualifying Performance Adjustments shall be made only if and to the extent permitted by the terms of Code § 162(m); and provided further that the Committee shall not be required to determine that a reorganization involving the Company constitutes a Significant Event.

Section 4.4 Termination. If an Eligible Individual terminates service with the Company or any of its Subsidiaries during a Performance Period because of death, Disability, retirement on or after age 62, or at an earlier age with the consent of the Company, or a Significant Event, as determined by the Committee, that Eligible Individual shall be entitled to payment in settlement of each Performance Unit for which the Performance Period was prescribed (i) based upon the Qualifying Performance Goals satisfied at the end of such period; and (ii) prorated for the portion of the Performance Period during which the Eligible Individual was employed or retained by the Company or any of its Subsidiaries; provided, however, to the extent permitted by Code § 409A, the Committee may provide for an earlier payment in settlement of such Performance Unit in such amount or amounts and under such terms and conditions as the Committee deems appropriate or desirable with the consent of the Eligible Individual. If an Eligible Individual terminates service with the Company or any of its Subsidiaries during a Performance Period for any other reason, such Eligible Individual shall not be entitled to any payment with respect to that Performance Period unless the Committee shall otherwise determine.

Section 4.5 Award. The Committee shall have the authority, in its discretion, to determine at the time the applicable Performance Unit is granted that the obligation of the Company shall be paid in cash, in shares of the Company’s common stock, or part in cash and part in shares of stock, and the Award Agreement for such Performance Unit shall set forth the payment medium determined by the Committee. Each Performance Unit shall be paid either as a lump sum payment or in annual installments, as the Committee shall determine, at the time of grant of the Performance Unit or otherwise (to the extent permitted by Code § 409A), commencing as soon as practicable after the end of the relevant Performance Period.

ARTICLE 5

RESTRICTED STOCK

Section 5.1 Award. Restricted Stock may be received by an Eligible Individual as an Award. Restricted Stock may but need not be subject to a restriction period (after which restrictions shall lapse) which shall mean a period commencing on the date the Award is granted and ending on such date or upon the achievement of such Qualifying Performance Goals or other criteria as the Committee shall determine (the “Restriction Period”), consistent with any requirements of Code §162(m) that the Committee determines to be applicable. The Committee may provide for the lapse of restrictions in installments where deemed appropriate. The language regarding the achievement of Qualifying Performance Goals is intended to permit the Company to bring these Awards within the requirements of the general rule for the performance-based compensation exception to the limit on deductible compensation under Code §162(m).

Section 5.2 Restriction Period. Except as otherwise provided in this Article 5, no shares of Restricted Stock received by an Eligible Individual shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

Section 5.3 Termination. Except as otherwise provided in Section 5.2 above, if an Eligible Individual terminates employment or service with the Company or any of its Subsidiaries for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall, unless the Committee otherwise determines, be forfeited by the recipient and shall be reacquired by the Company. Upon such forfeiture, such forfeited shares of Restricted Stock shall again become available for award under the Plan.

Section 5.4 Restricted Stock Certificates. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

Section 5.5 Exchange of Shares. Nothing in this Article 5 shall preclude a recipient of Restricted Stock from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of stock that are similarly restricted.

ARTICLE 6

PHANTOM STOCK

Section 6.1 Award. The Committee shall have authority, in its discretion, to grant to an Eligible Individual an award of Phantom Stock, the value of which is related to the value of the Company’s common stock.

Section 6.2 Value. An Award of Phantom Stock shall entitle the Participant to receive from the Company cash and/or shares of the Company’s common stock having an aggregate fair market value equal to the Fair Market Value of a share of the Company’s common stock on such date, or to the extent permitted by the terms of Code § 409A, upon the occurrence of one or more events, as may be specified in the Award Agreement for any Phantom Stock.

Section 6.3 Termination. If the Participant is Terminated for any reason prior to the vesting of the Phantom Stock Award, the Participant’s rights with respect to the Phantom Stock will terminate and be forfeited, and neither the Participant nor his or her heirs, personal representatives, successors or assigns shall have any future rights with respect to any such Phantom Stock.

ARTICLE 7

CERTIFICATES FOR AWARDS OF STOCK

Section 7.1 Stock Certificates. Subject to Section 5.4 and except as otherwise provided in this Section 7.1, each Participant entitled to receive shares of the Company’s common stock under the Plan shall be issued a certificate for such shares. Such certificate shall be registered in the name of the Participant and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of the Company’s common stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange. If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Participant shall be reflected by crediting (by means of a book entry) the applicable number of shares of stock to an account maintained by the Company in the name of such Participant, which account may be an account maintained by the Company for such Participant under any dividend reinvestment program offered by the Company.

Section 7.2 Compliance with Laws and Regulations. The Company shall not be required to issue or deliver any certificates for shares of stock, or to effect the issuance of any non-certificated shares as provided in Section 7.1, prior to (i) the listing of such shares on any stock exchange or quotation system on which the Company’s common stock may then be listed; and (ii) the completion of any registration or qualification of such shares under any Federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

Section 7.3 Restrictions. All certificates for shares of the Company’s common stock delivered under the Plan (and all non-certificated shares credited to a Participant’s account as provided in Section 7.1) shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Company’s common stock is then listed and any applicable Federal or state securities laws; and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 7.3 shall not be effective if and to the extent that the shares of the Company’s common stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

Section 7.4 Rights of Stockholders. Except for the restrictions on Restricted Stock under Article 5, each Participant who receives an award of the Company’s common stock shall have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Eligible Individual awarded an Option, a Stock Appreciation Right or Phantom Stock shall have any right as a stockholder with respect to any shares subject to such Award prior to the date of issuance to him or her of a certificate or certificates for such shares, or if applicable, the crediting of non-certificated shares to an account maintained by the Company in the name of such Eligible Individual.

ARTICLE 8

CHANGE IN CONTROL EVENT

Section 8.1 The following acceleration provisions shall apply on the occurrence of a Change in Control Event as defined in this Section 8.1:

(a) On the occurrence of a Change in Control Event as defined in paragraph (b) of this Section 8.1:

(i) any Stock Appreciation Rights and any Options awarded under the Plan, if not previously exercisable and vested, shall become fully exercisable and vested;

(ii) the restrictions and deferral limitations applicable to any Restricted Stock Award under the Plan shall lapse and such shares and awards shall be deemed fully vested; and

(iii) the rights to receive any Performance Units under the Plan shall become fully vested without regard to whether the applicable Participant thereafter terminates his or her position with the Company prior to the end of the applicable Performance Period.

(b) For purposes of paragraph (a) of this Section 8.1, a “Change in Control Event” shall be as defined in Code §409A and Section IV.B of IRS Notice 2005-1 (as such rules shall be amended and further explained from time to time). Those rules generally provide as set forth below. In the event of any conflict between the rules and the provisions set forth below, the rules shall govern.

(i) Change in Ownership. The acquisition by any individual, entity or group (within the meaning of IRS Notice 2005-1, Q&A-12(b)) (a “Person”) of ownership of stock of the Company that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any Person is considered to own more than 50% of the total fair market value or total voting power of the stock of the company, the acquisition of additional stock by the same Person is not considered to cause a change in ownership of the Company (or to cause a change in the effective control of the Company. An increase in the percentage of stock owned by any one Person as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph. This paragraph applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

(ii) Change in Effective Control. (1) The acquisition by any individual, entity or group (within the meaning of IRS Notice 2005-1, Q&A-13(d)) (a “Person”) during the 12-month period ending on the date of the most recent acquisition by such Person, of ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company; or (2) the replacement of a majority of members of the Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, provided that for purposes of this paragraph, the term Company shall be as defined in IRS Notice 2005-1, Q&A-11 and -13.

(iii) A change in effective control also may occur in any transaction in which either of the two corporations involved in the transaction has a “Change in Ownership” or “Change in Ownership of a Substantial Portion of the Company’s Assets.” If any one Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person is not considered to cause a change in the effective control of the Company (or to cause a “Change in Ownership” of the Company within the meaning of paragraph (i) above.

(iv) Change in Ownership of a Substantial Portion of Assets. The acquisition by any individual, entity or group (within the meaning of IRS Notice 2005-1, Q&A-14(c)) (a “Person”) during the 12-month period ending on the date of the most recent acquisition by such Person, of assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition(s). For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. No Change in Control Event shall be deemed to have occurred in the event of a transfer to a person or entity as described in IRS Notice 2005-1, Q&A-14(b).

ARTICLE 9

MISCELLANEOUS

Section 9.1 Effect of the Plan on the Rights of Employees and Employer. Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any Eligible Individual any right to be granted an Award under the Plan and nothing in the Plan, in any Award granted under the Plan or in any Award Agreement shall confer any right to any Participant to continue in the employment of the Company or any Subsidiary or to continue to be retained to provide services to the Company or any Subsidiary as a non-employee director or interfere in any way with the rights of the Company or any Subsidiary to terminate a Participant at any time. Neither an Award nor any benefits arising under this Plan shall constitute part of a Participant’s employment contract with the Company or any Subsidiary (except to the extent expressly provided in such employment contract), and accordingly, subject to the provisions of Section 9.2 hereof, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company or any Subsidiary for severance payments (except to the extent expressly provided in the applicable Participant’s employment contract).

Section 9.2 Amendment. The right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan or to suspend the granting of Awards pursuant to the Plan are hereby specifically reserved to the Board; provided always that no such revocation, termination, alteration or suspension of any Award shall terminate any outstanding Award theretofore granted under the Plan, unless there is a liquidation or a dissolution of the Company; and provided further that no such alteration or amendment of the Plan shall, without prior stockholder approval (i) increase the total number of shares which may be issued or delivered under the Plan; (ii) make any changes in the class of Eligible Individuals; (iii) extend the period set forth in the Plan during which Awards may be granted; or (iv) or make any changes that require shareholder approval under the rules and regulations of any securities exchange or market on which the Company’s common stock is traded. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange or shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval. No alteration, amendment, revocation or termination of the Plan or suspension of any Award shall, without the written consent of the holder of an Award theretofore granted under the Plan, adversely affect the rights of such holder with respect to such Award.

Section 9.3 Key Employees. In the case of any payment due as a result of separation of service to a Participant who is or becomes a “Key Employee” (as defined in Code §416(i) without regard to paragraph (5) thereof) of a corporation any stock in which is publicly traded on an established securities market or otherwise, distributions may not be made before the date which is 6 months after the date of separation from service (or, if earlier, the date of death of the Participant), in accordance with Code §409A.

Section 9.4 Acceleration of Payment. In no event may the time or schedule of any payment under the Plan be accelerated by the Participant, the Committee or any other person except if and to the extent permitted by Code §409A.

Section 9.5 Deferrals. The Committee may, subject to the requirements of Code §409A, permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant by virtue of the exercise of an Option or Stock Appreciation Rights, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units or Phantom Stock. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals that comply with the requirements of Code §409A.

Section 9.6 Employees Based Outside Of The United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with provisions of laws in other countries in which the Company and its Subsidiaries operate or have employees, the Board or the Committee, in their sole discretion, shall have the power and authority to:

(i) Determine which employees employed outside the United States are eligible to participate in the Plan;

(ii) To the extent permitted by the applicable provisions of Code Sections 409A or 422, modify the terms and conditions of any Award granted to employees who are employed outside the United States; and

(iii) To the extent consistent with the applicable requirements of Code Sections 409A or 422, establish subplans, modified exercise procedures, and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 9.3 by the Board or the Committee shall be attached to this Plan document as Appendices.

Section 9.7 Effective Date and Duration of Plan. The effective date and date of adoption of the Plan shall be April 25, 2005 (the “Effective Date”), the date of adoption of the Plan by the Board. If shareholder approval is required by applicable law, no Award granted under the Plan may be exercised, and no Restricted Stock or shares shall be issued under the Plan, until the Plan is approved. If stockholder approval is not obtained within twelve (12) months after the Plan’s effective date, then all Options previously granted under this Plan shall constitute Non-Qualified Stock Options, regardless of any stated intent that such Options be Incentive Stock Options. No Award may be granted under the Plan subsequent to April 24, 2015.

Section 9.8 Unfunded Status of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund nor to make any other segregation of assets to assume the payment of any benefits under the Plan. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

Section 9.9 Employee Status. For purposes of determining questions of termination and exercise of an Option or Stock Appreciation Right after a Participant’s Termination, a leave of absence for military or government service, illness, temporary disability or other reasons approved by a duly authorized officer of the Company shall not be treated as Termination or interruption of employment or engagement; provided, however, that, with respect to an Incentive Stock Option, if such leave of absence exceeds 90 days, such Option shall be deemed a Non-Qualified Stock Option unless the Eligible Individual’s right to reemployment with the Company or a Subsidiary following such leave of absence is guaranteed by statute or by contract; provided, however, that no Award may be granted to an employee while he or she is absent on leave.

Section 9.10 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Section 9.11 Tax Withholding. Whenever the Company proposes or is required to distribute shares of the Company’s common stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

Section 9.12 Benefits. Amounts received under the Plan are not to be taken into account for purposes of computing benefits under any other plan of the Company unless provided otherwise in such other plan or the Company determines to do so.

Section 9.13 Successors and Assigns. The terms of the Plan shall be binding upon the Company and its successors and assigns.

Section 9.14 Headings. Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

Section 9.15 Federal and State Laws, Rules and Regulations. The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules and regulations and to such approval by any government or regulatory agency as may be required.

Section 9.16 General. The granting of an Award shall impose no obligation upon the Participant to exercise such Award. As herein used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders, unless the context or use shall fairly require a different construction. Section or paragraph headings are employed herein solely for convenience of reference, and such headings shall not affect the validity, meaning or enforceability of any provision of the Plan. All references herein to “Section”, “paragraph” or “subparagraph” shall mean the appropriately numbered Section, paragraph or subparagraph of the Plan except where reference is made to the Code or any other specified law or instrument. Any reference herein to “compliance with the requirements of Code Sections 409A or 422” or “to the extent permitted by Code Sections 409A or 422” or words of similar import shall be interpreted to mean: (i) in the case of any reference to Code Section 409A, application of the terms of the Plan or any Award or administration of the Plan or any Award, as the case may be ,in such a manner that no additional income tax is imposed on a Participant pursuant to Code Section 409A(1)(a); and (ii) in the case of any reference to Code Section 422, application of the terms of the Plan or any Award or administration of the Plan or any Award, as the case may be, in such a manner that no Option that was at time of grant intended to constitute an ISO ceases to meet the eligibility criteria of Code Section 422.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: RADSY1 KEEP THIS PORTION FOR YOUR RECORDS
	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.			DETACH AND RETURN THIS PORTION ONLY

Vote on Directors

		For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

(1)	To elect James S. Balloun, John H. Heyman and Donna A. Lee to serve until the 2013 Annual Meeting of Shareholders.	☐	☐	☐

Vote on Proposals		For	Against	Abstain

(2)	To approve an amendment to the Company’s Amended and Restated 2005 Long-Term Incentive Plan to increase the number of shares of common stock available for issuance under such plan from 4,500,000 to 5,900,000 as set forth in Appendix A to the proxy statement.	☐	☐	☐

(3)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2010 fiscal year.	☐	☐	☐

(4)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Please sign and date this Proxy exactly as name(s) appears on the mailing label. When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In case of joint tenants, each joint owner must sign.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

RADIANT SYSTEMS, INC.

3925 Brookside Parkway

Alpharetta, Georgia 30022

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints John H. Heyman and Alon Goren, or either of them, with power of substitution to each, as proxies of the undersigned to vote the common stock of the undersigned at the annual meeting of shareholders of RADIANT SYSTEMS, INC. to be held on May 27, 2010 at 10:00 a.m. at the offices of Radiant Systems, Inc. at the address shown above.

PLEASE COMPLETE THE REVERSE SIDE OF THIS PROXY AND RETURN THIS PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.